                                                      REGISTRATION NO. 333-94477
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------


                                   FORM SB-2
                                AMENDMENT NO. 2
                                       TO
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------

                                 INTEGCOM CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              -------------------

          DELAWARE                           421600                     22-3690168
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL      (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)    IDENTIFICATION NUMBER)

                           JAMES E. HENRY, PRESIDENT
                               C/O INTEGCOM CORP.
                               280 MIDLAND AVENUE
                         SADDLE BROOK, NEW JERSEY 07663
                                 (201) 794-6500
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE AND AGENT AND
                     TELEPHONE NUMBER INCLUDING AREA CODE)

                              -------------------

           PLEASE ADDRESS A COPY OF ALL COMMUNICATIONS TO:

    KENNETH T. CASCONE, ESQ.            RICHARD FRIEDMAN, ESQ.
         CASCONE & COLE             SICHENZIA, ROSS & FRIEDMAN, LLP
  711 THIRD AVENUE, SUITE 1505     135 WEST 50TH STREET, 20TH FLOOR
       NEW YORK, NY 10017                 NEW YORK, NY 10020
  TELEPHONE NO. (212) 599-4747       TELEPHONE NO. (212) 664-1200
 TELECOPIER NO. (212) 599-7909       TELECOPIER NO. (212) 664-7329


                              -------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                              -------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

________________________________________________________________________________

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT THE SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                    SUBJECT TO COMPLETION DATED MAY 24, 2000


PRELIMINARY PROSPECTUS

                             [LOGO OF INTEGCOM CORP.]

                                1,000,000 UNITS
                              -------------------


    This is an initial public offering of 1,000,000 units of InTegCom Corp. Each unit consists of one share of common stock and one redeemable common stock purchase warrant. The common stock and the warrants will be separately tradable immediately after the completion of this offering.

    Prior to this offering, no public market for the units exists. We anticipate that the initial public offering price will be $6.35 per unit. This amount includes $.10 for each warrant. The warrants run for three years, have an exercise price of $7.50 and are subject to redemption.

                              -------------------

    THIS INVESTMENT INVOLVES RISKS WHICH ARE DESCRIBED IN THE 'RISK FACTORS' SECTION BEGINNING ON PAGE 6.

                              -------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY
  HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY
    OR ADEQUACY OF THIS PROSPECTUS. ANY    REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.



                                                              PER UNIT                TOTAL
Public offering price.....................................        $6.350              $6,350,000
Underwriting discounts and commissions....................        $ .635              $  635,000
Proceeds to InTegCom Corp. ...............................        $5.715              $5,715,000


    We have granted the underwriters the right to purchase an additional 150,000 units at the initial public offering price, minus the underwriting discount, to cover over-allotments. The underwriters are offering the units on a firm commitment basis.

                            MASON HILL & CO., INC.


                              -------------------

                  THE DATE OF THIS PROSPECTUS IS JUNE   , 2000

                       INTEGCOM MANUFACTURED PRODUCTS



[Description of Photo--"Complicated Circuit Board with individual security devices superimposed on top, all manufactured by InTegCom."]

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Prospectus Summary..........................................    3
Summary Financial Data......................................    5
Risk Factors................................................    6
Use of Proceeds.............................................   10
Dividend Policy.............................................   11
Capitalization..............................................   12
Dilution....................................................   13
Selected Financial Information..............................   14
Cautionary Note Regarding Forward-Looking Statements........   15
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................   15
Business....................................................   20
Management..................................................   32
Certain Transactions........................................   40
Principal Stockholders......................................   41
Description of Securities...................................   42
Shares Eligible For Future Sale.............................   44
Underwriting................................................   44
Legal Matters...............................................   46
Experts.....................................................   46
How to Get More Information.................................   46
Change in Accountants.......................................   47
Financial Statements........................................  F-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                               PROSPECTUS SUMMARY

    This summary highlights certain information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, especially the risks of purchasing our securities discussed under 'Risk Factors.'

OUR BUSINESS

    We are a systems integrator and manufacturer of security and communication devices. As an integrator, we primarily design, customize, install, connect and maintain closed circuit television and access control systems for customers in the private and public sectors. Either together or on a stand-alone basis, these systems detect and reduce crime, prevent unauthorized entry, and record evidence of infractions or accidents. They are also an effective tool in improving building and facility management. In our smaller manufacturing operations, we develop and fabricate a line of video, audio and control devices with hardware and software elements that are used for our own integration efforts as well as those of other integrators.


    Our customers encompass transit authorities, airports, universities, office buildings, hospitals, banks, brokerage firms, hotels, airlines, utilities and other entities with security needs. Our current projects involve New York City Transit Authority, Motorola, Delta Airlines, Qwest Communications Corp., Lucent Technologies, Inc., Silverstein Properties, Ameritrade, Port Authority of New York and New Jersey and Army, Air Force Exchange Services. For the year ended December 31, 1999 and for the three months ended March 31, 2000, these customers in the aggregate represented 62% and 76% of ITC's business.


    To keep our competitive edge, we consistently seek either to develop in-house or to acquire from third parties advanced technologies applicable to our customers' evolving needs.

    Several new technological areas where we intend to focus are:

     Mobile applications for our closed circuit television products on buses, trains, armored cars, police vehicles and taxis, using digital recording and high-level compression techniques.


     Communication link-ups for surveillance systems over long distances on existing networks where digital signals are compressed for high-quality, multi-media transmissions between remote locations and a central station.


     A programmable key, on a stand-alone basis or as one element in a system, that via a dedicated computer chip keeps track of where it has been and which lock is using it, replaces numerous keys with one key, restricts and controls its usage as well as changes locks electronically.

    Our management considers its forty-five-year relationship with Motorola to be one of its most important assets. We sell to Motorola and its authorized service shops closed circuit television devices that we distribute or manufacture, and we support Motorola, its divisions and authorized service shops with integration, consulting and maintenance services. From Motorola, we purchase wireless technology products, including card readers and smart cards.

OUR STRATEGY

    Our objective is to become a leading systems integrator in security and communications that extends its customer base across the country. The key elements of our strategy involve:

     Continued application of new proven technological solutions for customer problems.

     Aggressive marketing to larger customers and projects regionally and nationally.

     Growth by acquisitions of, and joint ventures with, selected systems integrators in other areas of the country.

     Expansion of our work force in technical, marketing and managerial fields as well as our dealer network to capitalize on emerging business opportunities.

     Establishment of additional offices in new regions.

OUR OFFICES

    Our headquarters are located at 280 Midland Avenue, Saddle Brook, New Jersey, 07663; our telephone number is (201) 794-6500; and our web site, which is still under development, can be accessed at www.viscomproducts.com. Information to be contained in our web site is not part of this prospectus. We also maintain an office for systems integration in Grand Prairie, Texas near the Dallas - Ft. Worth airport.

CORPORATE BACKGROUND

    Our current management began operations in the fall of 1989 when we repurchased under the name of HBE Acquisition Corp., the original family business of one of our principal officers and directors from Communications Group, Inc., a publicly held company. Afterwards we established other corporations, including HBE Central Management, Inc. and Viscom Products, Inc. to operate different parts of our business acquired from others. See 'Business History'. In mid-November, 1999, we organized InTegCom Corp. ('ITC') in Delaware and in December of that year through an exchange of stock, those HBE and Viscom companies became the wholly owned subsidiaries of ITC.

THE OFFERING


Securities offered by us.......................  1,000,000 units, each consisting of one share of common stock and one warrant to purchase one
                                                   share
Common stock outstanding after this offering...  5,000,000 shares, assuming the underwriters do not exercise their over-allotment option
Warrants outstanding after this offering.......  1,000,000 warrants
Use of Proceeds................................  We intend to use the net proceeds of this offering to:
                                                   Market systems integration, new products and
                                                   technologies
                                                   Expand our dealer and value-added reseller
                                                   network,
                                                   Open sales and services offices in targeted
                                                   regions
                                                   Make acquisitions of other systems integrators
                                                   and related businesses,
                                                   Hire upper/middle-level management and
                                                   marketing personnel,
                                                   Increase research and development on
                                                   proprietary products for identifiable markets
                                                   Use balance for working capital
                                                   As an indirect benefit, the infusion of equity
                                                   resulting from this offering should expand our
                                                   bonding capabilities and allow us to handle
                                                   larger projects and customers.
Proposed NASDAQ Symbol.........................  'ITCM' and 'ITCMW'
Proposed Boston Stock Exchange Symbol..........  'ITE' and 'ITEW'


    Except as noted, all of the information in this prospectus assumes that neither the warrants that we will issue to the representative of the underwriters or the underwriters' over-allotment option are exercised, and does not reflect the issuance of any of our 500,000 shares of common stock available under our 1999 incentive stock option plan.

                             SUMMARY FINANCIAL DATA

    You should read the following summary financial data together with the section in this prospectus entitled 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and our financial statements and notes included elsewhere.


                                                                                                THREE MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,                      MARCH 31,
                                                ----------------------------------------     -------------------------
                                                   1997           1998           1999           1999           2000
                                                   ----           ----           ----           ----           ----
STATEMENT OF OPERATIONS DATA

   Sales......................................  $4,011,408     $6,783,267     $7,556,855     $1,401,209     $1,677,163

   Cost of goods sold.........................   2,574,169      4,680,342      5,255,303        953,142      1,133,164
                                                     64.17%         69.00%         69.54%         68.02%         67.56%

   Gross profit...............................   1,437,239      2,102,925      2,301,552        448,067        543,999
                                                     35.83%         31.00%         30.45%         31.98%         32.44%

   Selling, G&A...............................   1,255,920      1,819,205      1,863,447        589,353        719,298
                                                     31.31%         26.82%         24.66%         42.06%         42.89%

   Interest...................................     159,672        106,939        122,340         17,736         25,427
                                                      3.98%          1.58%          1.62%          1.27%          1.52%

   Income (loss) before taxes.................      21,647        176,781        315,765       (159,022)      (200,726)

   Income tax (credit)........................      21,946         91,191        134,909        (66,789)       (84,305)

   Net income (loss)..........................        (299)        85,590        180,856        (92,233)      (116,421)
                                                    (0.01)%          1.26%          2.39%         (6.58)%        (6.94)%

   Retained earning beginning.................     410,818        370,857        456,447

   Prior period adjustment....................     (39,662)

   Retained earning beginning as adjusted.....     371,156        370,857        456,447        456,447        637,303

   Retained earnings end......................     370,857        456,447        637,303        364,214        520,882

   Basic and diluted earnings per share.......  $      .00     $      .02     $      .05     $     (.03)    $     (.03)



    The pro forma as adjusted balance sheet below as of March 31, 2000, has been adjusted to reflect the sale of common stock and warrants offered in this prospectus at an assumed initial public offering price of $6.25 per share and $.10 per warrant representing the mid point of the filing range, and the receipt of the estimated net proceeds.





                                                               AS OF MARCH 31, 2000
                                                              -----------------------
                                                               HISTORIC    PRO FORMA
                                                               --------    ---------
BALANCE SHEET DATA
   Total working capital....................................  $2,169,913   $6,669,913
   Total assets.............................................   4,579,892    9,079,892
   Total liabilities........................................   3,842,502    3,342,502
                                                              ----------   ----------
   Total stockholder's equity...............................  $  737,390   $5,737,390
                                                              ----------   ----------
                                                              ----------   ----------

                                  RISK FACTORS

    An investment in our common stock and warrants involves a high degree of risk. In addition to the other information contained in this prospectus, you should carefully consider the following risk factors before investing in our securities.

RISKS RELATING TO OUR BUSINESS

WE MAY NOT BE ABLE TO DEVELOP OR ACQUIRE NEW TECHNOLOGICAL SOLUTIONS NECESSARY FOR OUR CUSTOMERS' REQUIREMENTS

    Our success depends on applying new technological developments to satisfy customer needs either through purchases from outside vendors or internal research. Any failure or delay to deliver these advances on our part could have a negative impact on business and its prospects. While rapid technological change does not typically occur in the security market, from time to time we or other vendors develop superior technology. However, in the future we may fail to develop or miss these applications through our own neglect or because the vendors have made exclusive arrangements with competitors.

WE ARE CURRENTLY DEPENDENT UPON A SMALL NUMBER OF CUSTOMERS FOR A LARGE PORTION OF OUR REVENUES.


    In the year ended December 31, 1997 NYC Transit accounted for 21% of these revenues, Motorola for 7% and Silverstein Properties for 6%. In 1998 NYC Transit represented 34% of these revenues, Motorola represented about 14% and Silverstein Properties represented 8%. In 1999, NYC Transit accounted for about 32% of these revenues, Motorola nearly 5% and Silverstein Properties 8%. In the three months ended March 31, 2000, Silverstein Properties accounted for 47%, Motorola 11%, NYC Transit and three other customers each 4%. The loss of or diminution of business from NYC Transit or any other of these customers could have a material adverse effect on our business, financial condition and results of operations.


FOR KEY DEVICES AND SOFTWARE, WE ARE ALSO DEPENDENT ON ONLY A FEW VENDORS, AND WE RELY ON TIMELY DELIVERIES OF EQUIPMENT FROM ALL OUTSIDE SOURCES

    We obtain from sole sources devices and software for specific access control and imaging, remote transmission, smart key and mobile applications. The loss of any one of these companies as suppliers or our inability to develop or acquire new technologies from other sources could have an adverse impact on our business and its prospects.

    Timely vendor deliveries of equipment meeting our stringent quality-control standards from all suppliers are also important to our business because each installed system requires a variety of elements to be fully functioning at once. The failure to deliver any critical device or component, when needed in operating condition, can delay a project, trigger vendor penalties, halt progress payments or result in cancellation.

WE EXPERIENCE INTENSE COMPETITION FOR BUSINESS FROM A VARIETY OF SOURCES AND MAY BE COMPELLED ON GOVERNMENT PROJECTS TO ENGAGE IN COMPETITIVE BIDDING OR AFFIRMATIVE ACTION PROGRAMS WITH MINORITY CONTRACTORS

    In system integration, ITC competes for new and existing businesses with large construction firms, electrical contractors, consultants in the security business and other systems integrators. In its manufacturing operations, InTegCom vies with numerous manufacturers such as -- Vicon, Sensormatic, Pelco and Phillips. Many are much larger than ITC with many more resources. Currently, our integration operations and other dealers, including Motorola service shops which we supply, consume substantially all our manufactured products.

    Pursuit of government business typically involves competitive bidding under an exacting set of varied rules, where the low bidder is generally awarded this contract. Such business often means lower profit margins. Instead, we prefer to specialize in design-build projects where ITC, in effect, writes the specifications due to its advanced technical expertise and then implements and completes the project in a timely and economic manner. This is not always feasible or possible.

    In the government arena, a winning bidder may also be compelled to subcontract to or hire minority enterprises for security projects to satisfy public requirements of affirmative action programs. In that event, we may encounter difficulties finding technologically qualified subcontractors that comply with these requirements.

WE RELY ON ONLY A FEW KEY EXECUTIVES

    James E. Henry, Irvin F. Witcosky and Louis Massad, our three top officers and directors, are employees vital to our business operations. The loss of any one of them could have an adverse impact on our business, financial condition or results of operations.

    We have recently entered into five (5) year employment contracts with Messrs. Henry, Witcosky and Massad. See 'Management -- Employment Agreements.' In addition, we maintain key man insurance policies on the lives of Mr. Henry and Mr. Witcosky, each in the amount of $1,000,000 with InTegCom as the primary beneficiary.

OUR BUSINESS AND GROWTH WILL SUFFER IF WE ARE UNABLE TO HIRE AND RETAIN HIGHLY SKILLED PERSONNEL

    Our future success depends on our ability to attract, train, motivate and retain highly skilled employees. If we are unable to hire and retain skilled personnel, our growth may be restricted, the quality of our products and services diminished and our revenues and the value of your investment reduced. Competition for highly skilled employees is intense in our industry. We may be unable to retain our skilled employees or attract, assimilate and retain other highly skilled employees in the future. From time to time in the past, we have experienced, and we may experience in the future, difficulty in hiring and retaining highly skilled employees with appropriate qualifications.

OUR LONG-TERM ANNUAL FINANCIAL RESULTS HAVE BEEN INCONSISTENT AND ARE NOT PARTICULARLY IMPRESSIVE AND FUTURE RESULTS MAY BE SIMILAR OR WORSE.


    For the year ended December 31, 1997, 1998 and 1999 our sales were $4,011,408, $6,783,267 and $7,556,855, and our net income (loss) for those years was ($299) $85,590 and $180,856. While these numbers demonstrate growth, they also reveal one year in which there was a sales decline. Our annual profitability has not been continuous, and we actually suffered a small loss in the year in which the sales decline occurred. In profitable years, our net income was small in actual dollar amounts as well as in relationship to total sales, representing from 1.26% to 2.39% of sales. For the three months ended March 31, 1999 and 2000 our sales were $1,401,209 and $1,677,163 while our net losses were ($92,233) and ($116,421). We typically lose money in the first part of each year. We cannot predict whether the future offers better or worse financial results. This financial pattern, if it persists, could negatively affect your investment.


ECONOMIC DOWNTURNS OR RECESSIONS MAY DAMPEN THE DEMAND FOR OUR SECURITY SYSTEMS

    Our previous experience indicates that during economic declines, some decisions to implement security programs and install systems are deferred or cancelled. In other cases, customers may increase their purchases of security systems because they fear more inventory shrinkage and theft will occur due to peoples' increasing economic need. With nearly eight years of national economic growth, it is reasonable to anticipate some slowdown in economic activity in the foreseeable future. However, we are not able to predict whether a slowdown will have a negative effect, and the extent, if any, on ITC's business, financial condition and results of operations.

IF WE DO NOT DEVELOP A SUFFICIENT SALES AND MARKETING FORCE, WE MAY NOT BE ABLE TO IMPROVE PROFITABILITY AND INCREASE REVENUES SUFFICIENTLY

    Currently, we engage in limited marketing activities, conducted primarily by our senior management. We have obtained leads for new business mainly through recommendations from existing clients and general word of mouth rather than extensive marketing and sales campaigns. After the completion of this offering, we will hire an in-house sales and marketing staff, but our efforts to develop a sufficient sales and marketing campaign may prove to be inadequate. Our inability to develop an effective sales and marketing group could have a negative effect on our planned growth and profitability.

WE MAY NOT BE ABLE TO SUCCESSFULLY MAKE ACQUISITIONS OR FORM JOINT VENTURES AS A MEANS OF FOSTERING OUR GROWTH

    We may not be able to identify suitable candidates for acquisitions or joint ventures or consummate transactions with them. Since we are relying on acquiring other companies and forming joint ventures with independent integrators to promote a portion of our growth, our opportunities may be limited in this regard.

    If we make an acquisition of a company or form a joint venture, we could have difficulty assimilating the acquired company's operations and personnel or working with the joint adventurer which could increase our expenses and reduce the value of your investment. These difficulties could disrupt our ongoing business, distract our management and employees, increase our expenses and charges as well as materially and adversely affect our revenues and the value of your investment.

WE HAVE NO PATENTS, PATENTS PENDING OR COPYRIGHTS, AND WE MAY NOT BE ABLE TO PROTECT OUR REMAINING PROPRIETARY RIGHTS AND MAY INFRINGE ON THE PROPRIETARY RIGHTS OF OTHERS

    We have no patents, patents pending or copyrights, but we regard our trade secrets and similar intellectual property as important to our success. However, our efforts to establish and protect our proprietary rights may be inadequate to prevent misappropriation or infringement of our proprietary property. If we are unable to safeguard our intellectual property rights, our business, operating results and financial condition could be materially harmed. Third parties may bring claims of copyright or trademark infringement against us or claim that our use of certain technologies violates a patent. Third parties may also claim that we have misappropriated their technology or otherwise infringed on their proprietary rights. At present, we are not aware of any claims. Any claims of infringement, with or without merit, could be time-consuming to defend, result in costly litigation, divert management attention, require us to enter into expensive royalty or licensing arrangements or prevent us from using important technologies or methods. These eventualities, together or alone, could damage our business and financial condition.

WE NEED TO MANAGE OUR GROWTH EFFECTIVELY

    Our growth has placed, and will continue to place, a significant strain on our managerial, operational and financial resources. Failure to manage our growth effectively could have a material adverse effect on our business. Eventually, we need to:

     hire an administrative head and more project managers;

     improve our financial and management controls, reporting systems and procedures;

     expand, train and supervise our work force for manufacturing, installation, marketing and sales, and research and development; and

     manage multiple relationships with key customers, strategic partners and other third parties

    To finance our growth, we may require additional funding sooner than anticipated. Moreover, unplanned acquisition and development opportunities and other contingencies may arise, which could require us to raise more capital. Additional financing may not be available on commercially reasonable terms, if at all.

RISKS RELATING TO THIS OFFERING

OUR MANAGEMENT WILL CONTROL ALMOST 80% OF OUR COMMON STOCK AFTER THIS OFFERING AND THEIR INTERESTS MAY BE DIFFERENT FROM AND CONFLICT WITH YOURS

    The interests of management could conflict with the interests of our other stockholders. After this offering, Mr. Henry, Mr. Witcosky and Mr. Massad will beneficially own a total of approximately 80% of our outstanding common stock if the underwriters' over-allotment option is not exercised in full. Accordingly, if they act together, they will have the power to control the election of all of our directors and other issues for which the approval of our shareholders is required. If you purchase shares of our common stock and warrants, you may have no effective voice in our management.

OUR MANAGEMENT WILL HAVE SUBSTANTIAL DISCRETION OVER THE USE OF PROCEEDS OF THIS OFFERING AND MAY NOT APPLY THEM EFFECTIVELY

    Our management will have flexibility in applying the net proceeds of this offering and may apply the proceeds in ways with which you do not agree. The failure of our management to apply these funds effectively could materially harm our business. The proposed allocation of this offering's net proceeds represents our management's best estimate of the expected utilization of funds to finance our activities in accordance with its current objectives and market conditions.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION


    You will experience an immediate and substantial dilution of $5.13 per share in the net tangible book value per share of common stock from the initial public offering price, assuming an initial public offering price of $6.25 per share, representing the mid point of the filing range. You may also experience dilution if future stock options to purchase our shares, or if the warrants issued to the public or to be issued to the representative of the underwriters, are exercised. Accordingly, existing shareholders will benefit disproportionately from this offering. If we raise additional capital through the sale of equity, including preferred stock or convertible securities, your percentage ownership will be diluted.


UNLESS A PUBLIC MARKET DEVELOPS FOR OUR SECURITIES, YOU MAY NOT BE ABLE TO SELL YOUR SHARES

    Prior to this offering, there has been no public market for our common stock. Although we have applied to register or list our shares of common stock and warrants on NASDAQ small cap market list and the Boston Stock Exchange, an active trading market may not develop or be maintained. Failure to develop or maintain an active trading market could negatively affect the price of our securities.

OUR STOCK PRICES MAY FLUCTUATE, WHICH MAY MAKE IT DIFFICULT TO RESELL YOUR SHARES AT ATTRACTIVE PRICES

    The market price of our common stock may be highly volatile. The market prices of securities of other technologically oriented companies of similar size have been extremely volatile. Factors that could cause volatility in our stock price include:

     fluctuations in our quarterly operating results;

     changes in the market valuations of other security or technology companies and stock market prices and volume fluctuations generally;

     economic conditions specific to the security industry;

     announcements by us or our competitors relating to new services or technologies, significant acquisitions, strategic relationships, joint ventures or capital commitments;

     applicable regulatory developments; and

     additions or departures of our key personnel.

                                USE OF PROCEEDS

    We estimate that we will receive net proceeds of approximately $5,000,000 from our sale of the securities in this offering, based upon an initial public offering price of $6.35 for the unit. If the underwriters exercise their over-allotment option in full, we will receive net proceeds of approximately $5,857,000. These amounts are derived after deducting estimated underwriting discounts, commissions, fees and expenses of approximately $1,350,000 and $1,445,000 payable by us. We currently intend to utilize the net proceeds of this offering substantially as follows:

                                                                           PERCENT
                                                                AMOUNT       (%)
                                                                ------       ---
Market systems integration services, new products and
  technologies..............................................  $  900,000      18%
Expand dealer and Value-Added Resellers ('VAR') network.....     500,000      10
Open additional offices for sales and services..............     500,000      10
Make acquisitions of other systems integrators and related
  businesses................................................     750,000      15
Hire management and marketing personnel.....................     600,000      12
Increase research and development on proprietary products
  for identifiable markets..................................     600,000      12
Repay bank loan in part.....................................     500,000      10
Use balance for working capital.............................     650,000      13
                                                              ----------     ---
    Total...................................................  $5,000,000     100%
                                                              ----------     ---
                                                              ----------     ---

MARKET SYSTEMS INTEGRATION SERVICES AND NEW PRODUCTS

    We intend to actively solicit new customers and business by exhibiting at trade shows, advertising in trade magazines and setting up a sales group to solicit prospective customers.

EXPAND DEALER AND VAR NETWORK

    We must obtain and support additional dealers and VAR's to market more of our products and services. To do so, we will identify experienced and qualified resellers and dealers, send our representatives into the field to discuss relationships with InTegCom and demonstrate our products, then enroll them.

OPEN ADDITIONAL SALES AND SERVICE OFFICES

    In selected areas of the country, we intend to open new offices. These locations have not been determined as yet, but the primary factors in their selection will be the extent of business prospects and qualified personnel available there. Having a presence in specific geographic markets should increase our chances to develop new or additional business.

MAKE ACQUISITIONS OF OTHER SYSTEMS INTEGRATORS AND RELATED BUSINESSES

    Although none have been identified, we anticipate acquiring other systems integrators in the security industries of similar or smaller size than us and related businesses. These concerns will in all probability be located in geographic areas other than our current offices and will enable us to compete for business in those areas or on a more national basis.

HIRE MANAGEMENT AND MARKETING PERSONNEL

    We expect to hire additional management and marketing personnel in order to grow our business. Management personnel will assist in directing existing and new personnel for projects and overall business. We need to more actively market our services and manufactured products. Since we have not done so in the past, it is necessary to hire qualified personnel with marketing and sales experience in selling security or technical devices.

INCREASE RESEARCH AND DEVELOPMENT

    Our research and development needs to be expanded. Work has already started on a new specialized network application for our Matrix Switch product and customized camera housings, and we seek to initiate other projects, such as a graphic user interface. This interface presents information in easily recognizable form for computer operators on their monitors while the housings cover and shield cameras so they blend appropriately into the decor of a building or structure.

    Initially we shall focus on completing products in the final phase of our research and development, including a networking applications, as well as network integration of digital video recording devices manufactured by other vendors.

USE BALANCE FOR WORKING CAPITAL

    We anticipate that our working capital needs will increase substantially as we grow the business. Consequently, we will utilize more funds to pay for, among other things, increased purchases from vendors, additional salaries and wages, professional fees and expenses and other operating costs.

    The increase in our equity and improvements in our balance sheet resulting from this offering should also enable us to increase our bonding capabilities in order to win larger projects. Keep in mind these allocations are estimates only and may be revised from time to time to meet our requirements; any excess will be added to working capital and any shortage will be deducted from working capital. Allocations may also be changed in response to unanticipated developments in InTegCom's business. Based upon our management's judgments, we may re-allocate such amounts from time to time among these categories or to new categories if we believe this to be in our best interest. In the event that the underwriters' over-allotment option is exercised, we will realize additional net proceeds which will be added to working capital.

    Pending full utilization of the net proceeds of this offering, we intend to make temporary investments in United States government or federally insured securities. We believe that the net proceeds from this offering plus working capital from operations and other sources of funds will be adequate to sustain our operations for the foreseeable future. It is anticipated that such proceeds will be utilized over the first 36 months after this offering.

                                DIVIDEND POLICY

    We have never declared or paid any cash or stock dividends on our capital stock. We presently intend to reinvest earnings to fund the development and expansion of our business and hence do not anticipate paying cash dividends on our common stock in the foreseeable future. The declaration of dividends will be at the discretion of our board of directors and will depend upon our earnings, capital requirements and financial position, general economic conditions and other pertinent factors.

                                 CAPITALIZATION


    The following table sets forth our capitalization at March 31, 2000 and as adjusted gives effect to the issuance and sale of the 1,000,000 shares of common stock and 1,000,000 warrants and the initial application of the estimated net proceeds.



                                                                  MARCH 31, 2000
                                                              -----------------------
                                                                ACTUAL      ADJUSTED
                                                                ------      --------
Indebtedness
    Short-term debt, due to bank and others, including
      current portion of long term debt.....................  $   50,434   $   50,434
    Long-term debt due to bank and third parties............   2,211,202    1,711,202
Stockholder's equity
    Preferred Stock, par value $.01 per share; 2,000,000
      shares authorized, none issued
    Common Stock, par value $.01 per share; 10,000,000
      shares authorized, 5,000,000 shares issued and
      outstanding as adjusted...............................      40,000       50,000
    Additional paid-in capital..............................     233,800    5,223,800
    Deferred stock-based compensation.......................     (57,292)     (57,292)
    Retained earnings.......................................     520,882      520,882
                                                              ----------   ----------
        Total stockholder's equity..........................  $  737,390   $5,737,390
                                                              ----------   ----------
                                                              ----------   ----------


The above table includes our:


     bank debt in the aggregate of $2,099,913 with interest at the bank's prime rate, which will vary plus 1/2% under a credit agreement dated
     September 8, 1999. Under this arrangement ITC may borrow up to $2,000,000, for working capital and up to $250,000 for equipment purchases. Repayment of the credit line for working capital must be made by June 1, 2001 and for equipment in monthly installments starting October 1, 2000 and ending September 1, 2005. Interest payments on existing notes are due monthly from September or October 1, 1999. All our assets and the personal guarantees of two of our top officers are used to secure these notes but upon completion of this offering we expect our bank to eliminate the security and guarantee arrangements.


     settlement of debt aggregating $128,685, including deferred interest, owed to a third party for money lent to us in October, 1989 under two promissory notes due December 1, 2003 at 10% interest per year. This debt is personally guaranteed by Mr. Henry and Mr. Witcosky.

     recapitalization in which we organized InTegCom Corp., issued an aggregate of 4,000,000 shares of its common stock to Mr. Henry and Mr. Witcosky in exchange for all the common stock they held in the following corporations:
     HBE Acquisition Corp, Viscom Products Inc., HBE Central Management Inc. As a result, all these companies are now wholly owned subsidiaries of InTegCom.

However, the above table does not cover our:

     1,000,000 shares of common stock issuable upon exercise of the warrants to be sold in this public offering;

     up to 150,000 shares of common stock and 150,000 warrants to be issued on their exercise to purchase the same number of shares under the underwriters' over-allotment option;

     500,000 shares of common stock reserved for issuance under our incentive stock option plan;

     100,000 shares of common stock to be issued on the exercise of the representative's warrants.

                                    DILUTION


    As of March 31, 2000, our net tangible book value was $624,000, or approximately $.16 per share of common stock. Net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of common stock issued and outstanding after giving effect to the recapitalization described in this prospectus under 'Capitalization', 'Business -- Corporate History', 'Certain Transaction' and
Note 1 to the financial statements included elsewhere.



    After giving effect to the sale of the 1,000,000 shares of common stock at $6.25 per share and 1,000,000 warrants in this public offering at $.10 per warrant, and after deducting estimated underwriting discounts and offering expenses, our pro forma as adjusted net tangible book value at March 31, 2000 would have been $5,624,000 or $1.12 per share of common stock. This represents an immediate increase in net tangible book value of $.96 per share of common stock to existing stockholders and an immediate dilution in net tangible book value of $5.13 per share of common stock, or approximately 82%, to new investors.


    The following table illustrates this per share dilution:


    Assumed initial public offering price per share of
      common stock..........................................  $6.25
    Net tangible book value per share prior to the
      offering..............................................  $ .16
    Increase in net tangible book value per share
      attributable to the offering..........................  $ .96
    Pro forma, as adjusted, net tangible book value per
      share after the offering..............................  $1.12
    Dilution of net tangible book value per share to
      investors in the offering.............................  $5.13



    If the underwriters' over-allotment option is exercised in full, our pro forma as adjusted net tangible book value after the offering would have been approximately $6,576,000 or $1.28 per share of common stock. This represents an immediate increase in net tangible book value of $1.12 per share of common stock to existing stockholders and an immediate dilution in net tangible book value of $4.97 per share of common stock, or approximately 80%, to new investors.



    The following table summarizes on a pro forma basis, as of March 31, 2000, the number of shares of common stock purchased from us, the total consideration paid and the average price per share paid by existing stockholders of common stock and the investors in this offering, assuming the sale of 1,000,000 shares and 1,000,000 warrants at the prices indicated above and offered by this prospectus. The calculations are based upon the total consideration given by new investors and existing stockholders before any deduction of underwriting discounts and offering expenses payable by us.


                                        SHARES PURCHASED     TOTAL CONSIDERATION     AVERAGE
                                       -------------------   --------------------     PRICE
                                        NUMBER     PERCENT     AMOUNT     PERCENT   PER SHARE
                                        ------     -------     ------     -------   ---------
Existing Stockholders................  4,000,000      80%    $  211,000       3%      $ .05
New investors........................  1,000,000      20      6,350,000      97        6.35
                                       ---------     ---     ----------     ---       -----
    Total............................  5,000,000     100%    $6,561,000     100%      $6.40
                                       ---------     ---     ----------     ---       -----
                                       ---------     ---     ----------     ---       -----

                         SELECTED FINANCIAL INFORMATION


    The historical selected financial data as of December 31, 1998 and 1999 and for the years ended December 31, 1997, 1998 and 1999 are derived from and should be read in conjunction with our audited financial statements and their notes included elsewhere in the prospectus. The historical selected financial data as of March 31, 2000 and for the three months ended March 31, 1999 and 2000 are derived from and should be read in conjunction with our unaudited financial statements and their notes included elsewhere in the prospectus. The data presented below should be read in conjunction with 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and the financial statements and accompanying notes appearing elsewhere.


    Shares of common stock outstanding have been restated to reflect the recapitalization described in Note 1 to the accompanying financial statements and elsewhere in this Prospectus.


                                                                             THREE MONTHS ENDED
                                  YEAR ENDED DECEMBER 31,                        MARCH 31,
                        --------------------------------------------    ----------------------------
                            1997            1998            1999            1999            2000
                            ----            ----            ----            ----            ----
STATEMENT OF OPERATIONS DATA
Sales.................   $4,011,408      $6,783,267      $7,556,855      $1,401,209      $1,677,163
Cost of goods sold....   $2,574,169      $4,680,342      $5,255,303      $  953,142      $1,133,164
                              64.17%          69.00%          69.54%          68.02%          67.56%
Gross profit..........   $1,437,239      $2,102,925      $2,301,552      $  448,067      $  543,999
                              35.83%          31.00%          30.45%          31.98%          32.44%
Selling, G&A..........   $1,255,920      $1,819,205      $1,863,447      $  589,353      $  712,298
                              31.31%          26.82%          24.66%          42.06%          42.89%
Interest..............   $  159,672      $  106,939      $  122,340      $   17,736      $   25,427
                               3.98%           1.58%           1.62%           1.27%           1.52%
Income (loss) before
  taxes...............   $   21,647      $  176,781      $  315,765      $ (159,022)     $ (200,726)
Income tax (credit)...   $   21,946      $   91,191      $  134,909      $  (66,789)     $  (84,305)
Net income (loss).....   $     (299)     $   85,590      $  180,856      $  (92,233)     $ (116,421)
                               0.01%           1.26%           2.39%          (6.58%)         (6.94%)
Retained earning
  beginning...........   $  410,818      $  370,857      $  456,447      $  456,447      $  637,303
Prior period             $  (39,662)
  adjustment..........
Retained as              $  371,156
  adjusted............                   $  370,857      $  456,447      $  456,447      $  637,303
Retained earnings        $  370,857
  end.................                   $  456,447      $  637,303      $  364,214      $  520,882
Basic and diluted
  earnings per
  share...............   $      .00      $      .02      $      .05      $    (.03)      $    (.03)



                                                             AS OF DECEMBER 31,        AS OF
                                                           -----------------------   MARCH 31,
                                                              1998         1999         2000
                                                              ----         ----      ----------
BALANCE SHEET DATA:
Total working capital....................................  $1,384,602   $1,900,153   $2,169,913
Total assets.............................................   3,088,800    3,715,549    4,579,892
Total liabilities........................................   2,421,053    2,866,946    3,842,502
Total stockholder's equity...............................  $  667,747   $  848,603   $  737,390

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

    This prospectus contains forward-looking statements. These statements are not historical facts, but rather are based on our current expectations, estimates and projections about our industry, our beliefs and assumptions. Words including 'may,' 'could,' 'would,' 'will,' 'anticipates,' 'expects,' 'intends,' 'plans,' 'projects,' 'believes,' 'seeks,' 'estimates' and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which remain beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties are described in 'Risk Factors' and elsewhere in this prospectus. We caution you not to place undue reliance on these forward-looking statements, which reflect our management's view only as of the date of this prospectus. We are not obligated to update these statements or publicly release the result of any revisions to them to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The following management's discussion and analysis of the financial condition and results of operations should be read in conjunction with our financial statements and their notes appearing elsewhere in this prospectus. In addition to historical information, the management's discussion and analysis of financial condition and results of operations as well as other parts of this prospectus contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of factors, including but not limited to, those set forth under 'Risk Factors' and elsewhere.

OVERVIEW

    We were incorporated in 1989 under the name HBE Acquisition Corp. ('HAC') initially to repurchase the Closed Circuit Television ('CCTV') division of Communications Group, Inc. and to provide customers with systems integration services in the security area. HAC presently manages and operates such services, general administration and the assets concerned. Other affiliated companies were formed to handle related activities from 1990 to 1991. The companies also include Viscom Products Inc., which oversees and controls the manufacturing and assembly operations of CCTV equipment and related assets, and HBE Central Management, Inc. ('HCM'). This subsidiary handles alarm monitoring which represents less than 1% of ITC business.

    HAC's principal assets consist of accounts receivable, inventory and fixed assets consisting mainly of demonstration and testing equipment, computers and service vehicles. Viscom's major assets are accounts receivable, inventories and computer software product cost. The following table presents the percentage of assets in the corporate consolidation attributed to each subsidiary:

HAC.........................................................   79.0%
Viscom......................................................   20.5
HCM.........................................................    0.5
                                                              -----
                                                              100.0%
                                                              -----
                                                              -----


    In November, 1999, we organized InTegCom Corp. ('ITC') in the state of Delaware in preparation for this public offering. Immediately afterwards, Mr. Henry and Mr. Witcosky exchanged the common stock that they held in the three affiliated companies which we mentioned above, with InTegCom for its common stock. Consequently, these companies are now all wholly owned subsidiaries of ITC. The value of the underlying assets of such affiliated companies, owned by ITC, remained the same after the exchange of stock. The transaction was accounted for as a transfer between enterprises under common control, and as a result, the assets and liabilities transferred were accounted for at historical cost in a manner similar to a pooling of interests.

    Our largest customer, NYC Transit, accounted for 32%, 34% and 21% of revenues in each of the fiscal years ended December 31, 1999, 1998 and 1997. We anticipate that NYC Transit will continue to account for a significant portion of our revenues in the future. Four other customers each accounted for from 3% of our revenues to 8% during the same periods.

RESULTS OF OPERATIONS


COMPARISON OF THREE MONTHS ENDED MARCH 31, 2000 TO THREE MONTHS ENDED MARCH 31, 1999



    Since our business tends to be seasonal, most of the jobs are usually submitted by us in the latter half of the calendar year.



    Sales



    Sales for the three months ended March 31, 2000 totaled $1,677,163 representing an increase of 19.7% or $275,954 from $1,401,209 for the three months ended March 31, 1999. Revenues increased largely due to increased business from existing customers and the introduction of our new Transit bus products.



    Cost of Sales



    Cost of Sales for the three months ended March 31, 2000 decreased to 67.6% or 0.4% from 68.0% for the three months ended March 31, 1999. This minor reduction was attributable to a different product mix and efficient labor utilization.



Operating Costs and Expenses



    Selling, General and Administrative Expenses. Selling, General and Administrative Expenses for the three months ended March 31, 2000 increased to $719,298 or 42.9% from $589,353 or 42.1% for the comparable period a year ago. Most of the increase resulted from increase in staffing and related costs to reposition the Company for potential growth and its public offering.



    Interest Expense. Interest expenses increased to $25,427 or 1.52% of sales for the three months ended March 31, 2000 from $17,736 or 1.27% of sales for the same period a year ago. The $7,691 increase was primarily due to a higher level of borrowing to cover increased sales volume and additional operating costs associated with hiring more personnel in anticipation of its public offering.



    Net loss. Net loss for the three months ended March 31, 2000 totaled ($116,421) or (6.9%) of sales as compared to ($92,233) or (6.6%) for the three months ended March 31, 1999. The net loss increase was the result of incurring additional operating cost to expand the business. These results are not necessarily indicative of the year-end results for 2000.


COMPARISON OF YEAR ENDED DECEMBER 31, 1999 TO YEAR ENDED DECEMBER 31, 1998

    Sales

    Sales increased to $7,556,855 for the year ended December 31, 1999 from $6,783,267 for the year ended December 31, 1998. The $773,588 or 11.4% increase in sales was derived principally from sales both to new customers and increased business from existing customers. Our five largest customers accounted for 61% of revenues for the year ended December 31, 1999 compared with 68% for the year ended December 31, 1998.

    Cost of Sales

    Cost of sales increased to $5,255,303 or 69.5% of sales, for the year ended December 31, 1999 from $4,680,342 or 69% of sales, for the year ended December 31, 1998. This increase was primarily due to normal yearly fluctuations in sales, costs and margins.

Operating Costs and Expenses

    Selling, General and Administrative Expenses. Selling, general and administrative increased to $1,863,447 or 24.6% of sales, for the year ended December 31, 1999, from $1,819,205, or 26.8% of sales, for the year ended December 31, 1998. A cost savings of 2.2% was attributable primarily to better management controls and improvements in training of the labor force.

    Interest Expense, Net of Interest Income. Interest expense increased to $122,340 or 1.6% of sales for the year ended December 31, 1999 from $106,939 or 1.6% of sales for the year ended December 31, 1998. ITC's borrowing pattern for both years was essentially the same.

    Net Income. For the year ended December 31, 1999, Integcom's net income totaled $180,856 or 2.4% of sales, as compared to $85,590 or 1.3% of sales for the year ended December 31, 1998. This increase is the result of improvements in sales volume and overall cost controls.

COMPARISON OF YEAR ENDED DECEMBER 31, 1998 TO YEAR ENDED DECEMBER 31, 1997

    Sales

    Sales increased to $6,783,267 for the year ended December 31, 1998 from $4,011,408 for the year ended December 31, 1997. The $2,771,859 or 69% increase in revenues was mainly attributable to increased sales from new customers and additional business from existing customers. Our five largest customers accounted for approximately 68% of revenues for the year ended December 31, 1998 compared to 40% of revenues for the year ended December 31, 1997.

    Cost of Sales

    Costs of sales for the year ended December 31, 1998 were $4,680,342 or 69% of revenues, compared to $2,574,169 for the year ended December 31, 1997, or 64% of sales. A 5% increase in cost occurred because of increased subcontract work required for the projects and the introduction of new digital technology that required more personnel training and integration effort.

Operating Costs and Expenses

    Selling, General and Administrative Expenses. Selling, general and administrative expenses increased to $1,819,205 or 27% of sales for the year ended December 31, 1998 from $1,255,920 or 31% of sales for the year ended December 31, 1997. This 1998 increase of $563,285 stemmed from increased sales volume.

    Interest Expense, Net of Interest Income. Interest expenses decreased to $106,939 or 2% of sales for the year ended December 31, 1998, from $159,672 or 4% of sales for the year ended December 31, 1997. The $52,733 savings was the result of better cash management, coupled with reduced interest rates prevalent in the general economy.

    Net Income. For the year ended December 31, 1998 InTegCom's net income totaled $85,590 or 2% of sales, as compared to a net loss of $(299) of sales for the year ended December 31, 1997. The difference can be attributed to higher sales volume and better cash flow management.

LIQUIDITY AND CAPITAL RESOURCES


    Since our inception, we have financed our operations through bank debt, loans and equity from principals, loans from third parties and funds generated by our business. As of March 31, 2000, we had $81,367 in cash.



    Net Cash Used in Operating Activities. Net cash used in operating activities increased to $670,230 for the three months ended March 31, 2000 from a cash flow of $17,969 for the three months ended March 31, 1999. The principal cause involved an increase in inventory of $667,658 at March 31, 2000 which were billed to a customer in early April 2000. The 1999 operations used $277,761 in cash compared to the $10,989 provided in 1998. The principal cause involved an increase in trade accounts receivable of $767,732 at December 31, 1999 compared to December 31, 1998. This increase was due to the completion of a large number of contracts during the fourth quarter of 1999.

    Net Cash Used in Investing Activities. Net cash used in investing activities was $43,576 for the three months ended March 31, 2000 compared to $25,478 for the same period a year ago. Net cash used in investing activities increased to $171,785 for the year ended December 31, 1999 from $142,515 for the year ended December 31, 1998. Because of the expansion of our business, the increase was primarily attributed to additional purchases of new computer software and equipment.



    Net Cash Provided From Financing Activities. Net cash generated from financing activities increased to $655,110 for the three months ended March 31, 2000 from the prior period in March 31, 1999. The net increase was caused by increased borrowings to meet additions to inventory to cover higher sales volume. Net cash generated from financing activities increased to 392,838 for the year ended December 31, 1999 from $142,528 for the year ended December 31, 1998, a net increase of $250,000 caused by additional borrowings to meet the increase in sales volume and to cover expenses related to this offering.


    Under a settlement arrangement, we owe $128,685 to a former joint adventurer. The terms of this settlement call for monthly installments of $3,264 to cover principal and interest at the rate of 10% per annum. We have made the necessary payments to date, and expect to make the remainder from working capital.

    In September, 1999, InTegCom changed banks. On September 8, 1999 we refinanced our bank debt with the Hudson United Bank ('HUB') This not only improved our working capital position by approximately $884,000 by restructuring all bank debt as non-current. The HUB financing consists of two credit lines, a working capital line of $2,000,000 and equipment financing line of $250,000, which aggregates to $2,250,000. The $2,000,000 line is due on June 1, 2001. However, all borrowings under the equipment line are payable in monthly installments until September 1, 2005. As of December 31, 1999, the balance owed on these lines was $1,423,749 and $6,163, respectively. At that date we had available to us $576,251 and $243,837, respectively. By refinancing we not only increased our available lines of credit by $1,250,000 in the aggregate, but reduced the cost of our working capital by 1/2%, from prime plus 1% to prime plus 1/2%.

    Due to our increased sales in 1999, accounts payable and accrued expenses increased $149,055 to $1,043,821 in 1999 from $894,770 in the prior year. In 1998, most income taxes were prepaid by estimated payments. However, in 1999, due to our rapidly expanding business, sales increased to approximately $7,557,000 in 1999 from $6,783,000 in 1998 and income before taxes rose to $316,000 from $176,781, thereby resulting in a Federal and local tax liability of $102,000. At December 31, 1999, we were current with all our obligations.

    At December 31, 1999 accounts payable increased to $830,581, a $171,807 or 26% increase over the balance at December 31, 1998 of $658,774. Part of the increase related to our increased sales volume in 1999. Also, there were a number of large projects completed in the fourth quarter for which invoices were still open. During 1998, we started to do business with several new vendors for which we had no credit history and required cash on delivery. During 1999, those vendors gave us terms ranging from 45-60 days from delivery. At December, 1999, all our vendors were being paid in accordance with terms.

    In 1998 we requested a $150,000 deposit from a customer that did not meet our credit criteria. We returned the deposit in 1999. We continue to request deposits from new customers that fail to meet our credit criteria. Inventories at December 31, 1999 were at $702,268, a decrease of $106,941 from the balance of $809,209 at December 31, 1998. Some of the decrease was due to the large number of contracts completed in December, 1999 together with tighter inventory controls instituted during the year.

    Our capital requirements have grown since our inception consistently with the growth of our operations and staffing. We expect our capital requirements to continue to increase in the future to expand and maintain our growth and to remain a competitive force in our industry. We intend to use approximately $3,850,000 of the net proceeds from this initial public offering for expansion and improvements. See the section in this prospectus entitled 'Use of Proceeds.' We believe that the cash flow from operations, combined with our borrowing capabilities and the net proceeds from this offering will be sufficient to meet our anticipated working capital and capital expenditure requirements for at least the foreseeable future after this offering.

    Integcom adopted an incentive stock option plan on December 23, 1999. Under this plan we granted options covering 100,000 shares of our common stock to 44 employees at an exercise price equal to 90% of the initial public offering price for such stock. These options vest at the rate of 33 1/3% for each year of continuous employment the optionee has with ITC.

RECENTLY ISSUED ACCOUNTING STANDARDS

    Effective October 1, 1997, we adopted the provisions of SFAS No. 130, 'Reporting Comprehensive Income.' SFAS No. 130 establishes standards for reporting comprehensive income, defined as all changes in equity from non-owner sources. Adoption of SFAS No. 130 did not have a material effect on our financial position or net income.

    Effective October 1, 1997, we adopted the provisions of SFAS No. 131, 'Disclosures About Segments of an Enterprise and Related Information.'
SFAS No. 131 establishes standards for the way the public enterprises report information about operating segments in annual financial statements and requires those enterprises to report selected information about operating segments in interim financial reports issued to stockholders. Adoption of SFAS No. 131 did not have a material effect on our financial position or net income.

    Effective October 1, 1997, we adopted American Institute of Certified Public Accountants Statement of Position 97-2, 'Software Revenue Recognition.'
SOP 97-2 generally requires revenue earned on software arrangements involving multiple elements, such as software products, upgrades, enhancements, post-contract customer support, installation and training to be allocated to each element based on the relative fair values of the elements. The adoption of SOP 97-2 does not have an effect on our financial position or net income.

    Effective December 29, 1997, we adopted Statement of Financial Accounting Standards (SFAS) No. 132, 'Employers' Disclosures About Pensions and Post-retirement Benefits,' which standardizes the disclosure requirements for pensions and other Post-retirement benefits. The Statement addresses disclosure only. It does not address liability measurement or expense recognition. There was no effect on our financial position or net income as a result of adopting SFAS No. 132.

    In March 1998, the American Institute of Certified Public Accountants issued SOP 98-1, 'Accounting for the Costs of Computer Software Developed or Obtained for Internal Use,' which revised the accounting for software development costs and will require the capitalization of certain costs. The adoption of SOP 98-1 did not have an effect on our financial position or net income.

    Seasonality

    Our business tends to be seasonal in that most of the orders are usually submitted by customers in the latter half of the calendar year.

                                    BUSINESS

OVERVIEW

    In the commercial marketplace InTegCom furnishes its customers with integrated electronic security systems which include technologically advanced Closed Circuit Television ('CCTV') and access control systems to secure and regulate their sites and locations. Access control systems electronically govern the entry of authorized persons to facilities and restricted spaces. ITC designs, integrates, manufactures, installs, maintains and purchases these systems and their related devices and software. Our integrated systems encompass CCTV's, intercoms, alarm-monitoring, video and audio recording, card access controls and personnel identification devices, plus facility equipment sensors and building controls. ITC security systems are often integrated with the client's building and facility management systems.

INTEGRATED ELECTRONIC SECURITY SYSTEMS

    CCTV systems for security applications provide video surveillance of many locations on a continuous basis and extend the visual reach of human personnel from central locations. These systems replace guards and watchmen, thereby reducing labor costs, and at the same time improve and up-grade security. They permit operators at a central location to survey the pictures and the activities transmitted from multiple sites on a set of television monitors in their presence and to record them automatically on analog video tape or digital storage media. Recordings in digital format can be archived, transmitted to other locations and retrieved for analysis. They can be useful in resolving insurance claims, as evidence in legal proceedings, to train and manage employees, or in verifying events and checking faculty status.

    Access control systems can incorporate several card reader technologies. For example, control systems rely on magnetic-stripped, proximity and/or smart cards issued to select individuals to allow them to gain access to a secure area or office. The holder presents the card at a card reader. If the card is authentic and authorized, the holder is then admitted.

    At times biometrics such as fingerprint reading, eye imaging, voice verification and hand geometric devices or keypads, are used in these systems to identify the correct person for entry and bar the unauthorized one. Some customers employ both card and biometric systems for greater protection. Frequently, a customer relies on video badging to identify its employees or students. Under this technique, the badge with his or her picture is attached to the front of the authorized person or is contained digitally in the computer. When linked to a CCTV system, the security controller or the system itself views the pictures on the badge or in the computer and matches it to the face of the individual seeking entrance. If the picture matches the face, the controller or system lets him in. If it does not, entry is barred.

    Communication remains vital to the operational effectiveness of these systems. For CCTV applications the obvious communications involve the video component where pictures are transmitted to the monitoring personnel. These transmissions can be in black and white or in color, must be clear and properly focused without distortion. Today most customers select color cameras to obtain better identification and clarity.

    In both CCTV and access control systems, an audio component is often present that allows voice communication between the controller and the individual under video surveillance or seeking access. This may consist of a telephone, radio, pager, or intercom hook-up or even a public address system. At the very least, a controller can talk to this individual and in a two-way or multiple setup the individual and others may speak with him.

    Another element in the system may be alarms which signal unauthorized entry or break-ins to monitoring personnel. Usually linked to motion detectors or door contact switches, they discover the presence of an intruder and relay that event to monitoring personnel or the alarm monitoring system. When connected to alarm sensors, CCTV permits monitoring personnel to identify intruders and document the intrusion.

    Within these systems an array of sensors frequently gauge the physical condition of equipment, such as computers, air conditioning, heating, ventilation devices, as well as spaces themselves. These sensors include temperature gauges, smoke detectors, humidity and air-quality testing devices. They usually function to detect emergencies and prevent equipment breakdown or damage and result in better and more efficient building and facility management.

    Besides the video and audio aspects of the transmission, these systems also move data from one location to another, and they must do it quickly, reliably and without interruption. This data includes the pictures and accompanying voice elements and needs to be stored in an organized fashion so that it can be easily retrieved, analyzed and perhaps applied as evidence in a legal proceeding or to resolve insurance claims.

    Of course, these systems are comprised of many different devices involving various technologies under computer control that are linked to one another, sometimes over long distances. They are often hooked together over cables, which consist of copper wire or fiber optics (standard telephone lines). However, in today's rapidly evolving environment, wireless (radio) link-ups have been widely used to reduce installation time and cost.

    The devices in these systems each have different functions but are designed and linked to work together. To that end dedicated computer hardware and specially written software for the application concerned control them. Systems integrators, like InTegCom, customize and tailor this equipment in light of the requirements of each project and integrate the differing technologies and disparate devices fabricated by many manufacturers, including its own in ITC's case.

    Security systems can be set up to communicate over networks -- local area networks or wide area ones through standard telephone lines, fiber optics, the internet, or special leased telephone lines with rapid transmission capabilities. The method of communication selected for a network will depend on the needed bandwidth to support videos from multiple sites. Bandwidth refers to the network's capacity to carry data and the speed of transmission. Networks permit the transmission of digitized pictures, voice and data to many more locations over longer distances, and, depending on its bandwidth, at faster speeds and in larger amounts.

    The system integration specialists in the commercial arena remain highly fragmented, and the industry is populated by many small and medium-sized companies with only a few larger players. These companies tend to do business in the geographic areas where their offices are physically located. It is unusual when any one company can offer its services on a national basis. Outsiders, such as large construction firms and electrical contractors, often seek to furnish simplified integration services.

    In contrast, manufacturers of security devices and systems come in many different sizes. Their businesses are often national in scope, and their products are distributed throughout the country and even abroad. Rarely, do they encounter competition from companies outside the security industry selling similar products.

    As people's concerns about security grow, the customer base for CCTV and access control systems has broadened in the commercial marketplace over the years. Federal and state government agencies and large corporations have frequently led the charge for greater security. However, smaller businesses, local governments, schools and universities are not far behind in adopting these systems to their special needs.

    CCTV systems, for example, have become increasingly common fixtures in today's society. Covert or overt, their high-resolution cameras, fixed or with pan and tilt and zoom lens features, survey casinos, department and drug stores, malls, office buildings, parks, factories, warehouses, banks, parking lots and garages, transit operations and many other commercial, academic, and industrial realms. More recently, these systems have also been incorporated into downtown centers, vehicular traffic regulation and toll collection efforts.

    Similarly, access control applications have infiltrated a wider territory with many more varied types of customers. Once operative only in the domain of highly security-conscious concerns like government intelligence agencies or money-counting centers, access control systems now regulate and restrict the internal movements of employees in a host of industries and government agencies as well as students, faculty and administrators in school and university settings. The rash of recent shootings at schools and churches throughout the country merely heightens security concerns for those in charge of areas where people gather in sufficient numbers and accelerates the drive for solutions involving CCTV and access control systems.

    On the supply-side of the commercial security equation loom various trends as well. In earlier phases, manufacturers of devices and related software specialists tended to create proprietary products that locked customers into their particular systems. This tendency made it more difficult for systems integrators to meld different technical elements from separate manufacturers into one fully functioning system. Recently, a propensity towards open architecture in security devices and their software, allowing flexible sharing of information between diverse systems, as well as upgrading and expanding security systems without dismantling older installed devices, has gained acceptance. Now neither customer nor the integrators are trapped into purchasing a particular device, system or add-ons from a sole manufacturer or software supplier. It has also become easier to marry disparate systems, devices and software.

    In card access, proximity cards permit access control by communicating the identity of the card via a wireless link to a specialized reader. Smart cards with their multi-applications have also entered the marketplace, utilizing similar wireless technology. Smart cards usually contain a computer chip and may be scanned by a contactless reader. This speeds up their usage and reduces wear and tear on the cards and their readers. Because smart cards are harder to counterfeit than magstripped ones, the incidence of fraud are also lowered.

    But perhaps even more crucial is smart cards' diverseness of functionality though more expensive. By performing several functions at the same time, they appear to have greater utility. For example, a debit transit card for riding subways and buses can be used as an access card for transit employees. A student card which controls entry to classrooms and dormitories at the same time can serve as a debit card for purchases in a campus cafeteria or bookstore.

    Security systems are more frequently designed to be linked to the customer's own internal information management networks called virtual private networks. This trend has accelerated as companies and agencies incorporate and meld conventional copper wire installations with fiber optics to create these networks for wider-area coverage. It reflects the further integration and centralization of separate systems into a single overall communication network.

    Customers for security applications, particularly larger ones, are seeking systems integrators with national and even international capabilities. While a local presence has always been critical in rendering effective service, bigger customers with more extensive geographic needs are driving the market for security systems beyond traditional local and regional boundaries. Accordingly, this trend has spurred the management of InTegCom to seek acquisitions of system integrators in different sections of the country, to enter into joint ventures or other cooperative business arrangements with them and to open new offices elsewhere.

CORPORATE HISTORY

    In the early 1950's John Henry, the father of James E. Henry, the current President of InTegCom, started a small television repair business in Paramus, New Jersey that focused on retail consumers. Soon afterwards, John's oldest brother, Ray Henry, joined him, and they both worked full time servicing television sets. In mid 1950's, the health-care division of Motorola assigned or subcontracted its hospital service business in the New York-New Jersey area to the Henry Brothers who began to repair television sets in patient rooms as well as the nurse call systems. This assignment initiated their entry into the commercial marketplace and expanded their expertise to radio communications.

    In 1960 they became an authorized Motorola Service Shop ('MSS'). This relationship grew when Motorola encouraged them to enter the CCTV business. As a result, they designed, installed, integrated and maintained CCTV and audio systems. By 1965, the commercial side of their business exceeded their consumer activities.

    During the 1950's, Hartford Henry, another brother, served as an informal business advisor to them. But as the business expanded, he also came on board on a full-time basis as the chief financial officer and administrator. In the early 1960's, the business was incorporated in New Jersey under the name of Henry Bros. Electronics, Inc. ('HBE').

    By 1975, HBE had developed three separate divisions -- CCTV, two-way radio/paging and consumer (sales and service of television sets). As part of the radio-paging services, HBE owned and operated repeating towers in New Jersey, and in the mid-1980's they began selling and servicing cellular telephones.

    As the brothers got older and sought retirement, they sold HBE to Communications Group, Inc. ('CGI'), a publicly-held company, in July, 1986. At the time of the sale, HBE had annual revenues of approximately $10,000,000 with a history of profitability.

    In October 1989, James E. Henry, who had worked continuously for HBE since 1978 and Irvin F. Witcosky, who had joined HBE in 1987, arranged a buy-back of its CCTV division from CGI and the HBE name through HBE Acquisition Corp. ('HAC') currently an ITC wholly owned subsidiary. In a separate transaction, other employees of CGI repurchased the radio-paging division from CGI about the same time.

    In 1990, Mr. Henry and Mr. Witcosky purchased the assets of a former Motorola CCTV factory, then owned by another company. These assets, under a new corporation named Viscom Products, Inc., now a wholly-owned subsidiary of InTegCom, were transferred from Chicago, Illinois to ITC's headquarters in Saddle Brook, New Jersey. After the acquisition, Viscom provided support of parts and maintenance for its older installed devices to the MSS's. Viscom also redesigned and upgraded their aging products with the latest digital technology. These products were sold to MSS's, as well as other ITC integration customers.

    In 1991, HAC became a distributor for Motorola's two-way commercial radio products, which it later sold in 1996. Also in 1991, HAC acquired the assets of Advantage Security, Inc., a small Long Island-based company that specialized in security system integration and alarm monitoring. Incorporated on December 18, 1991, HBE Central Management Inc. supervised alarm monitoring after the acquisition of Advantage Security by HAC. In July 1995 HAC purchased the assets of the security systems integration office of Ogden Allied, Inc., near Dallas, Texas. Through this acquisition, ITC supports the expanding Motorola business in the southwest as well as other commercial and government accounts.

    In November, 1999, InTegCom was incorporated in Delaware. Soon afterwards Mr. Henry and Mr. Witcosky exchanged the common stock held in three related companies for an aggregate of 4,000,000 shares of the common stock of ITC. As a consequence, these companies are currently wholly-owned subsidiaries of InTegCom.

    The following table shows the number of outstanding shares of common stock in these three corporations that Mr. Henry and Mr. Witcosky exchanged for their shares in ITC.

                                                            HAC          VISCOM        HCM
                                                            ---          ------        ---
Mr. Henry.............................................  500 shares    505 shares    50 shares
Mr. Witcosky..........................................  500 shares    505 shares    50 shares
                                                        ------------  ------------  ----------
    Total:............................................  1,000 shares  1,010 shares  100 shares

SERVICES

    In consultation with our customers we strive to identify their security needs and then design, customize, install and maintain an appropriate system for them. Because each customer's needs ordinarily differ, the CCTV and access control systems designed by us will vary from project to project. As part of the design phase, we typically evaluate and select equipment to be purchased from third party vendors. We also manufacture CCTV devices in our own factory for sale to customers of our systems integration services and other authorized MSS's. Our emphasis in selecting equipment for a project is to provide each customer with the most advanced proven technology. In this regard, we stress speed and quality of communications, recording, storage and transmission capacities, media presentation, including formatting, as well as equipment reliability for cost-effective security solutions.

    When in search of new technologies to apply, InTegCom personnel continually reviews the technical literature, attends major trade shows, engages in research and development, and plies an array of personal contacts in relevant industries. On the supply side, InTegCom is quick to establish relationships with key vendors, especially those with applicable advanced technologies, and earn their loyalties. ITC also exploits its membership in PSA, an industry purchasing co-op that offers members the opportunity to buy equipment at discounts, to train personnel, and to exchange new business concepts.

    After the design is completed, our engineers and technicians install, customize and integrate the selected devices and related software. As part of our services, we sell our customers devices and software purchased from other vendors as well as those manufactured by us. Where off-the-shelf equipment and software are not available or applicable, we create the missing link and incorporate it into the system. At the end we present the customer with a turn-key operation that performs to its needs and specifications. Often we connect and integrate systems to create networks for our customers. In addition, we train their personnel to use the systems properly and to maintain them to deliver maximum performance.

    We currently maintain a tiny alarm monitoring operation for several customers in which we track and communicate alarm warnings from their locations to the appropriate authorities. Over time we intend to phase out this type of business.

    The systems designed and installed by us consist of:

     video surveillance (CCTV) with remote monitoring and numerous cameras public address, intercom call stations and wireless radio with remote monitoring video, audio and data transmission gateways over networks

     digital video recording and video badging

     magnetic-stripped, proximity and smart card access control alarm sensors monitoring unauthorized activity in restricted area with remote/response remote sensors and controls for interior environmental and computer facility purposes

    Many of our projects represent first-time installations; others represent upgrades where new equipment is added to an already installed system or new equipment replaces obsolete or malfunctioning devices. For example, we may add 20 to 30 new video cameras, substitute color for black and white cameras, install new monitors or control features at a location or simply replace existing equipment with a newer set of devices. In dollar volume, it is estimated that for the year ended December 31, 1999 approximately 75% to 80% of our work involved initial installations and the remainder upgrades.

    After initial installations and upgrades, customers usually require maintenance services. Under our standard maintenance contract, we provide repair services during the normal work day or on 7 day, 24 hour-basis at the customer's request. Typically, we charge a small percentage of the total equipment sales, and we bill the customer either monthly or quarterly. We also bill non-contract customers for repair services at fixed hourly rates plus the cost of materials.

    Contracts for design and installation of systems vary widely, depending on the customer and the project. Most contracts are at a fixed price, including mark-up for profit, which represents the cost of the bonding, equipment, installation, sub-contracting, labor and warranty. Change orders, in which the customer opts for additional or different devices or configurations during the project, generally add to the project's scope and increase the price. A mobilization charge, which involves payments for preparatory efforts, such as scaffolding, cranes, office trailers, insurance and bonding, when applicable, may be billed and collected initially. Bonding requires the installer to post financial security to assure project completion.

    On longer-term jobs we bill monthly to reflect the extent of our work, and the customer makes progress payments each month until the project is completed. Ordinarily, a percent of the contract price (between 2% and 15%) is withheld to guarantee satisfactory completion. Cost overruns on government and other projects have been avoided or minimized by meticulously applying cost estimates at the beginning of a project and convincing customers to alter the scope of the work and terms of the contract when necessary.

    On certain projects, ITC is a prime contractor and for others a subcontractor. When the installation is large in scope or must be performed by union labor, this work is subcontracted to independent electrical installers. On government projects, minority enterprises frequently have mandated preferences by law for this type of work.

PRODUCTS

    In our manufacturing and assembly operations, we produce equipment related primarily to CCTV installations. The devices set forth below comprise the standard products that we manufacture in-house.

     Keyboard Encoders -- Basic Control, Full Function Control with Audio Option in either Desktop or Rackmount -- Encoders send control and routing signals to the Digital Decoders, Audio Call Stations and Matrix Switchers. These devices come in three different models and allow the operator to select many cameras from a remote viewing location and present their pictures on monitors and control cameras to pan, tilt or zoom. In two models the operator can speak to, and hear from, persons being viewed by the camera if the audio option is selected.

     Digital Decoder -- This device permits the Encoder operator to operate pan/tilt motors and to move the camera and adjust its lens. It acts upon the signal from the Encoder.

     Audio Call Station -- This device is a two-way intercom that allows the Encoder operator to respond to a person seeking entry from a remote location who has signaled by pushing a call button. The operator, if certain the individual is authorized, can open a door in or outside the restricted area to let him in. It must be remotely controlled by the keyboard encoder.

     Matrix Switches -- These switches route camera signals to monitors according to instructions from keyboard encoders. The small system model can accept up to 64 cameras and route their pictures onto 8 monitors sequentially or automatically when an alarm signals an unauthorized entry. The largest system model has a minimum capacity of up to 128 cameras routed to 32 monitors which can be expanded in increments of 128 cameras or 32 monitors.

     Distribution Amplifier -- Video signals from cameras are often required to feed numerous devices in the system. The amplifier, while maintaining signal integrity, accepts up to 16 camera inputs for distribution to a programmable number of outlets (32).

     Video Cameras and Housings -- The cameras produce video images in low-light or demanding environments. Housings cover, support and protect the cameras in their positions or movements. These housings are primarily used in environmentally or architecturally demanding applications and, as a consequence, meet special customer requests for rough treatment or aesthetics.


     Mobil DVR Interface -- This product provides the electrical interface between the mobil transit Digital Video Recorder ('DVR') and the CCTV devices, such as -- cameras, microphones and operator display unit. DVR is a video recording mechanism which stores pictures from multiple cameras on a computer hard drive for ease of access and transmission between sites.


MANUFACTURE AND SUPPLY

    We design and engineer all of these devices, purchase their components from third parties and assemble and test the final products. Given our limited in-house production needs, we design our own printed circuit boards for fabrication at outside shops. Components are then manually inserted on the boards with our personnel doing the soldering. Typically, these boards are of multi-layered design for both space efficiency and signal integrity. At present, we do not envision the need for surface-mount production equipment that will automatically place the chips on the board because the quantities we manufacture are limited and our applications do not require it.

    We do not assemble our products on a continuous mass-production basis. Instead they are usually assembled on a batch basis in which products in different forms move irregularly from station to station. Further testing of products is generally accomplished at the end of the assembly process as part of our extensive quality control procedure. The manufacture of devices is done in response to specific customer purchase orders either from outside dealers or for our own HBE project installations.

    We utilize modern equipment for the design, engineering, assembly and testing of our products. We intend to expand our manufacturing capacity only to supply the needs of our system integration activities and the MSS's that we currently supply.

    We usually purchase hardware, supplies and components from vendors under written purchase orders of both individual and blanket variety. Blanket purchase orders entail the purchase of a larger amount at fixed prices for delivery and payment on specific dates. We rarely issue blanket orders without supporting customer purchase orders.

    We rely on many manufacturers of different sizes and capabilities located throughout the United States. Certain equipment and software used in our systems are obtained from sole sources. We have occasionally experienced delays in deliveries of equipment and may experience similar problems in the future. In an attempt to minimize these problems, we constantly monitor new orders to justify investment in an inventory of equipment that are generally more difficult to obtain. However, any interruption, suspension or termination of component deliveries from our suppliers could have a material adverse effect on our business and cause our redesign and resourcing to minimize the impact on installation schedules.

    Although we believe that there will be alternate sources and redesigns, inevitably time would be required to find substitutes. During any interruption in supplies, we may have to curtail the production and sale of our equipment for an indefinite period. Any interruption could have a negative impact on our systems integration business and prevent us from meeting project deadlines on a timely basis. However, we consider this to be a remote possibility.

    Our design, engineering and assembly facilities are located in the Saddle Brook, New Jersey headquarters. At present we have not secured Underwriters' Laboratory approval of our manufactured products or met the quality management and assurance standards of an international rating organization (ISO 9000) due to our low production volume. As volumes increase and customers' needs require, we intend to obtain UL approval as well as qualifying under ISO 9000.

    The Company has not taken any substantial measures to qualify under these standards. Meeting such criteria involve a long, complicated process of new planning, documentation and other factors. Qualification may improve our marketing opportunities internationally or with certain domestic customers. But we may not achieve these standards or may not increase the sales of our products in the future even if they are met.

PURCHASED PRODUCTS

    InTegCom has entered into licensing or reselling arrangements for certain hardware and software elements contained in, or used in conjunction with, its devices. These agreements are usually non-exclusive, sometimes provide for volume purchases, charge fixed prices to be paid by us to the particular licensor or supplier, run for a limited term and encourage sales for specific territories.

    Some devices and components purchased from third party manufacturers, we insert in our products or place our name and label on; others we resell under the name of its manufacturer.

    We are a member/owner of Professional Security Alliance ('PSA') based in Denver, Colorado. In addition, Mr. Witcosky has been a founding member and past president of PSA. A buying co-op for the security industry, PSA has about 140 members that generate approximately $60,000,000 in annual purchases. Established in 1974, PSA provides central purchasing, training, marketing and other support for its membership. PSA allows us to achieve 10% to 15% discounts on equipment purchased under its auspices and grants us patronage dividends related to our annual purchasing volume and its own profitability. Typically, we purchase from 30% to 40% of our outside requirements through PSA. Along with our MSS affiliations, membership in PSA furnishes contacts so we can team with other member integrators in different regions for customers operating on a national or sectional basis.

    The following table reflects primary suppliers of products and related technology which we consider important to our current business and prospects. The loss of any one of these suppliers could have a material adverse impact on our growth:

       NAME OF           BRIEF DESCRIPTION           TYPE OF          EXPIRATION OF TERM
      SUPPLIER              OF PRODUCTS          SUPPLY CONTRACT         AND TERRITORY
      --------              -----------          ---------------         -------------
Lenel Systems          Software and hardware  Non-exclusive          Annual, terminable on
  International, Inc.  for video badging,     resale/licensing with  90 days prior notice
  (Rochester, NY)      access control, alarm  fixed pricing          New York & Dallas
                       monitoring, network                           Metropolitan Area
                       communications,
Mavix Ltd. (Israel)    Audio, video and data  Master distributor     Annual U.S.
                       network interface      non-exclusive sales
                       products for fast,     resale agreement
                       remote transmissions
                       (software and
                       hardware)
Sungjin C&C Ltd.       Digital video          OEM exclusive for      Annual U.S.
  (Seoul, Korea)       recording and          transit;
                       transmission products  non-exclusive for
                       for mobile and fixed   fixed sites
                       applications
Intellikey             Smart programmable     Non-exclusive resale   Annual U.S.
  Corporation          key                    arrangement without a
  (Melbourne,                                 written agreement
  Florida)

WARRANTIES AND MAINTENANCE

    We offer warranties on all our products, including parts and labor, that range from one year to four years depending upon the type of product concerned. For products made by others, we pass along the manufacturer's warranty to the end-user. For years ended December 31, 1997, 1998 and 1999 net expenses attributable to warranties were approximately $50,591, $42,624 and $55,892.


    On non-warranty items, we perform repair services for our products sold either at our New Jersey or Texas facilities or at customer locations. In regard to maintenance services for years ended December 31, 1997, 1998 and 1999, we generated revenue of approximately $482,686, $521,280 and $550,882 and for the three months ended March 31, 2000 approximately $116,700. For those years, the percentage of our revenues attributable to maintenance services are 12%, 8% and 7%. Our devices generally have a long operating life.


NEW PRODUCTS FROM THIRD PARTIES

DIGITAL VIDEO RECORDER

    Over the years, we have specialized on mass transit applications and private commercial sites. Generally, we install security systems at fixed sites like money-counting centers, badging operations or metro card printing facilities. Our prime customers for this emerging technology have been Silverstein Properties, New York City Transit Authority, Port Authority and several other public transit agencies.

    Now we are extending our security expertise and equipment sales for CCTV to the mobile transit operations -- the buses and trains themselves as well as armored cars, police cars and wagons, fire engines and taxis. Until recently, attempts to harness existing analog cameras and VCR's to on-board vehicles were crude and only marginally reliable. However, in our opinion, one manufacturer, Sungjin of Seoul, Korea, has developed an advanced digital video recording system, ruggedized enough for mobile operations.

    Sungjin products have demonstrated high-quality performance with proven stability and reliability as well as unmatched storage and transmission efficiency. The key to Sungjin technology involves the application of compression techniques that minimize file size, thereby enhancing storage capacity and maximizing transmission speed.

    In December 1999 we entered an exclusive OEM arrangement with Sungjin covering the United States for mobile applications, which we anticipate will be shortly memoralized in writing. Initially, we plan to introduce this device into the market through the MSS network. For fixed sites, we have a non-exclusive reselling arrangement with Sungjin and its primary distributor.

INTELLIKEY

    In access control, as in CCTV, we have actively sought to keep up with new technological developments and products. Intellikey represents a relatively new vendor for us. It produces a smart key and lock with dedicated computer elements that can operate on a stand-alone basis or as an integral part of a central access control system.

    The key can be programmed to restrict its use to specific locks and entry points as well as specific days and hours. If an unauthorized key is used to access a restricted area, entry is barred. Instead of having to carry a bundle of keys on one chain to unlock multiple doors, with Intellikey, a single key will do. In the smart lock, the key itself and its controllers, a record is kept by time and date where each key has been. Locks can be changed electronically and keys can be aborted without the need and expense of a locksmith. By just replacing the mechanical lock cylinder with an intelligent one and attaching a small electronic controller to the door, Intellikey can be installed into existing doors and locks.

    Both the keys and the lock contain a microprocessor, which is programmed with a unique digital code. When the key is inserted, this code and the customer's parameters restricting users and entry points are transmitted via secure encrypted infra-red optics. If the controller recognizes the code and parameters, the door opens. If an unauthorized key is utilized, the door remains firmly locked, and the key can be disabled.

    We are currently purchasing Intellikey devices on a non-exclusive basis without a written contract. These devices are being incorporated into our systems and sold to customers. At present, we are negotiating with Intellikey for a written exclusive agreement to develop and market a new integrated application of its product. However, we cannot predict the outcome of these negotiations.

DIGITAL NETWORK INTERFACE

    In July 1999, we entered into a non-exclusive distribution agreement with Mavix, Ltd., an Israel company to distribute its digital transmission products and software in the U.S. This device and its special software interface and control other security and monitoring equipment and communicate video, audio and data rapidly back to a central station over a variety of transmission media.

    The product digitizes and compresses analogue information gathered from remote sites and then packages and routes this information through standard communication systems using its special TCP/IP protocol. At a monitoring station, the data is then recorded, decompressed and viewed or converted to analogue signals. Flexible and easily modified for customization or expansion, the product offers the customer a cost-effective means of connecting remote locations to central stations over long distances quickly through internet, intranet, virtual private network, telephone lines or dedicated fiber cables.

THE MOTOROLA RELATIONSHIP

    We have a long-standing, professional relationship with Motorola, Inc.. Initially, Motorola encouraged HBE's entry into the commercial CCTV and two-way communications markets. Now involved in a more multi-faceted arrangement, we provide installation, repair, maintenance and consulting services for specific contracts with several Motorola divisions. We also furnish Motorola with devices manufactured by us and others for integration into complex communication systems.

    In addition, we purchase from Motorola wireless products incorporating card readers and smart cards. For authorized Motorola service shops and selected systems integrators servicing older Motorola equipment, we repair, install and upgrade Motorola-originated devices manufactured by us or equipment, including software, purchased from others. Moreover, we encourage the MSS's to adopt integrated systems generally in their operations and to seek mobile CCTV applications. Currently, we do not have any overall written contract with Motorola; instead a series of purchase orders governs our relationship.


    The most recent project awarded to us by Motorola in competition with other bidders involves a world-wide integrated badging system using Lenel's software. This is also being done on a purchase order basis. We have developed and installed the main equipment at Motorola headquarters. Systems for another twenty sites are scheduled to be ordered this year. Smart card access and alarm features are also planned in this system for later installation.


BONDING

    Many projects require InTegCom to provide performance and payment bonds from an established surety company. This means that ITC must perform to pre-set specifications of the customer within a specific time frame and to assure payment of its employees, suppliers and subcontractors on that project, and if InTegCom fails to meet these obligations, the surety company must assume responsibility to complete the commitments.

    Bonds are usually required in all government-related projects and private construction or capital improvement projects above $100,000. These bonds insure that when the project is completed, it is free and clear of any liens for the customer. To date, no claims have been filed against us or our insurance coverage regarding the services we have performed on these projects.

    Presently, we carry an umbrella bonding policy of $5,000,000 issued by the Reliance Insurance Company. Should our business continue to grow, we anticipate the need to increase our bonding capabilities to assume larger projects and customers. The capital infusion resulting from the completion of this offering should improve our financial condition to permit higher levels of bonding. Insurance companies, which offer bonding of system integrators on these projects consider, among other things, the net worth of applicants in providing varying bond amounts. Generally, the higher the net worth of a qualified applicant, the bigger the bond possible.

MARKETING AND SALES

    In the past, we have done little direct marketing of our services and products. Nearly all of our business is generated by referrals from customers, PSA or others in the security industry. InTegCom develops, maintains and distributes product literature for its own devices and those manufactured by others. It also publishes and distributes an extensive catalogue listing its own equipment as well as the devices manufactured by others. In the past, our advertising has been limited. While our personnel attend relevant trade shows on a regular basis to keep up industry contacts and investigate new technology, we usually do not exhibit products and services at these shows.

    After this offering, we plan to apply a portion of the proceeds to mobilize an industry-specific sales and marketing program. Accordingly, we will hire additional sales and marketing personnel, advertise in trade magazines, exhibit at selected trade shows, expand our dealer and VAR network and open new sales and service offices in targeted regions.

CUSTOMERS

    We sell our products and services directly to end-users in the public and private sectors. These are often state and city government agencies in transit and transportation, owners and operators of urban office buildings, public utilities, universities, large industrial and technology corporations, airlines, banks, oil, insurance and telecommunications companies, brokerage houses and retailers.


    The table below sets forth the approximate percentage of total revenues done with each of our nine largest customers for the years ended December 31, 1997, 1998 and 1999 and the three-months ended March 31, 2000.

                                  1997                  1998                  1999             MARCH 31, 2000
    NAME OF CUSTOMER       % OF TOTAL REVENUES   % OF TOTAL REVENUES   % OF TOTAL REVENUES   % OF TOTAL REVENUES
    ----------------       -------------------   -------------------   -------------------   -------------------
New York City Transit....          21%                   34%                   32%                    4%
Motorola.................           7%                   14%                    5%                   11%
Silverstein Properties...           6%                    8%                    8%                   47%
New York State DOT.......           2%                    6%                    3%                    1%
Army/Air Force Exchange
  Services...............           5%                    6%                    2%                    1%
Port Authority...........           1%                    2%                    5%                    1%
Quest Communication......           0%                    0%                    1%                    4%
Ameritrade...............           0%                    0%                    1%                    4%
VSI......................           0%                    0%                    0%                    4%



    As reflected in the above table, from period to period the business mix among customers shifts and changes.


BACKLOG


    As of May 15, 2000, our backlog was approximately $5,362,122 as compared with a backlog of approximately $3,395,986 as of May 15, 1999. One customer, Bechtel, accounted for more than 36% of such backlog as of May 15, 2000, another, NABI, for approximately 22% and a third, Silverstein Properties for 9%. We presently expect to manufacture and/or deliver most of the devices and systems and perform the installation services recorded in our backlog within the next 12 months.


    Nearly all our backlog figures are based on written purchase orders or contracts executed by the customer and involve product deliveries and engineering services. All orders or contracts may be cancelled. Because we usually participate in larger projects than most systems integrators in this field, our backlog typically runs higher than industry averages.

ENGINEERING, RESEARCH AND DEVELOPMENT


    InTegCom maintains an engineering staff consisting of 4 individuals whose functions include the improvement of existing products, modification of products to meet customer needs and the engineering, research and development of new products and applications. Engineering and research and development expenses were approximately $145,500 in the year ended December 31, 1997, $194,400 in 1998, $200,000 for 1999 and $74,800 for the three months ended March 31, 2000. Usually, we only perform research and development in response to a purchase order or contract from a specific customer. However, we typically retain all rights to the products developed and may use it again at no additional cost in other applications. Currently, we are working to complete a specialized network controller, a graphical user interface and customized camera housings with call station and control features. The controller has the capacity to integrate numerous diverse security systems and meld them together into a single network. The interface, in contrast, is a combined software/hardware package that enables interrelated computers to more easily manage, control and monitor multiple arrays of security devices. The customized camera housings are designed to match architecturally the up-scale lobbies and spaces where they are installed.


COMPETITION

    We compete for systems integration business in the security area with electrical contractors, large construction firms, consultants and other systems integrators. Some of these concerns are much larger than we and have greater financial, marketing, personnel and other resources. While many companies manufacture similar security devices to ours, we generally compete with them only on a limited basis because the products we make fulfill the in-house needs of our systems integration group and those of the MSS's with which we have had a long relationship. Moreover, because these products are often upgraded versions of former Motorola-supplied devices which can be easily integrated with older Motorola systems, we possess a competitive advantage when dealing with the MSS's.

    In the public sector in which competitive bidding procedures frequently apply, we have concentrated on design-build projects where specifications for our equipment and technology are prescribed for the job ahead of time. This too gives us a competitive advantage.

    We compete for systems integration business on the basis of reputation, technological sophistication, overall know-how, local presence and understanding of customers' needs. In the manufacturing arena, performance, features and special interconnections and software represent the primary determinants. Price is usually a lesser consideration than features for currently targeted customers and markets. However, price may become a critical factor in the foreseeable future as we seek to penetrate new markets.

EMPLOYEES


    As of May 15, 2000, we had 49 full time employees including our officers, of whom 4 were engaged in manufacturing, 26 in systems installation and repair services, 8 in administration and financial control, 4 in engineering and research and development, and 7 in marketing and sales.


    None of our employees are covered by a collective bargaining agreement or are represented by a labor union. We consider our relationship with our employees to be satisfactory.

    The design and manufacture of our equipment and the installation of our systems require substantial technical capabilities in many disparate disciplines from mechanics and computer science to electronics and advanced software. While we believe that the capability and experience of our technical employees compares favorably with other similar systems integrators and manufacturers, we may not be able to retain existing employees or attract and hire the highly capable technical employees necessary in the future on terms deemed favorable to us, if at all.

    However, we do emphasize continued training for new and existing technical personnel. Accordingly, we conduct training classes and seminars in-house, send select employees to technical schools and avail ourselves of training opportunities offered by equipment manufacturers and other specialists on a regular basis.

PROPERTIES AND FACILITIES

    Since July 15, 1990, we have leased a 17,055 square foot facility in Saddle Brook, New Jersey, for our corporate headquarters, integration operations and later for our manufacturing plant. This facility is a one-story, modern brick building in a commercial-industrial area. The lease on this space which has been extended twice, terminates on June 30, 2001, and provides for a fixed annual rent of $88,800 until that date, payable in equal monthly installments of $7,400. We are also responsible for the cost of property taxes, utilities, repairs, maintenance, alterations, cleaning and insurance. These facilities should meet our operational needs for the foreseeable future.

    We also lease a 3,500 square foot office facility, in Grand Prairie, Texas, between Dallas and Ft. Worth. A single-story, cinder block building in an office complex, this space is leased until January 31, 2001 at a fixed annual rental of $31,500, payable in equal monthly installments of $2,625 with additional costs to us for insurance, repairs and alterations, utilities, taxes and cleaning.

    In addition, we lease several automobiles, truck, office, production and testing equipment and expect to continue to lease this equipment after the offering.

LEGAL PROCEEDINGS

    We know of no material litigation or proceeding, pending or threatened, to which we are or may become a party.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

    Our current directors and officers are as follows:

            NAME               AGE                        POSITION
            ----               ---                        --------
James E. Henry...............  46    President, Chief Executive Officer and Director
Irvin F. Witcosky............  61    Executive Vice President, Secretary and Director
Louis Massad.................  61    Vice President, Treasurer, Chief Financial Officer
                                     and Director
Theodore Gjini...............  34    Vice President of Operations
Leroy Kirchner...............  57    Director
C. Jay Pelliconi.............  67    Director

BACKGROUND INFORMATION ABOUT EXECUTIVE OFFICERS AND DIRECTORS

JAMES E. HENRY

    Mr. Henry co-founded InTegCom in 1989 with Mr. Witcosky and has served as its president, chief executive officer and director since that date.

    A graduate of the University of New Hampshire with a bachelor of science degree in electrical engineering, he worked on a part-time basis for Henry Bros. Electronics, Inc. ('HBE') as a technician from 1968 to 1978 servicing and installing CCTV, audio and radio communication systems. A full time employee starting in 1978, Mr. Henry continued to work for HBE as a systems engineer until 1989. During this period, he designed, integrated and installed extensive and sophisticated communication and control systems in microwave, laser, fiber optic and infra technologies for larger corporations, utilities and government agencies in the New York Metropolitan Area.

    Then in 1989 he and Mr. Witcosky arranged the repurchase of HBE from CGI, and Mr. Henry has continued to design, install, integrate and market security and communications systems as well as manage the research and development while serving as InTegCom's chief executive officer and a director.

IRVIN F. WITCOSKY

    A co-founder of InTegCom, Mr. Witcosky has served as its executive vice president, secretary and director to date. Previously, he had also acted as its treasurer and general manager.

    A graduate of California Polytechnic University with a bachelor of science degree in aeronautical engineering, Mr. Witcosky entered the workforce at the Naval Weapons Center as a civilian engineer. There, from 1960 to 1974, he became involved in research, development, testing and production of rocket-assisted projectiles for naval guns and guided missiles, including the Agile missile. As a recipient of a special Michelson Laboratories Award of Fellow in Ordinance Science and co-inventor on a Navy patent for a new rocket propellant, Mr. Witcosky managed and coordinated six Navy laboratories and upwards of 100 engineers on various projects along with the civilian contractor's personnel at Thiokol and Hughes Aircraft.

    From 1974 to 1983, Mr. Witcosky founded and ran Photoscan, a CCTV company for security systems in Salt Lake City, Utah and from 1977 to 1981 he formed another corporation, Beehive Video, a video specialty concern for industrial and retail markets, where he acted as president.

    From 1978 to 1981 Mr. Witcosky served as president of PSA, the security industry buying co-op in which ITC is a member/owner. He later worked for VCS, Inc., the former Motorola CCTV factory, now a subsidiary of InTegCom, in the capacity of vice president of marketing from 1981 through 1986.

    In 1987 Mr. Witcosky joined HBE and became a vice president and general manager. There to the present he has supervised, coordinated, performed and managed designs, sales, quotations, operations and administration.

LOUIS MASSAD

    Mr. Massad joined InTegCom in 1997 as a financial advisor and became a vice president, treasurer and chief financial officer in 1999. He holds bachelor of science and masters degrees in accounting from Cairo University in Egypt and a masters in business administration in finance from Long Island University. From 1960 to 1970, Mr. Massad worked as an auditor for a large foreign certified public accounting firm in its overseas offices.

    During 1970 and 1971, he was employed as a senior auditor at First Fidelity Bank of Newark, New Jersey. From 1971 to 1974, he served as a controller to Magnus Organ Corp., a manufacturer of electronic organs. During the 1974-1976 period, Brunswick Corporation, a large manufacturer of many products and equipment, employed him as a controller of one of its divisions. In 1976 to 1981 he held the positions of vice president of finance and treasurer of Mediscience Technology Corp., a publicly held company that manufactured medical equipment. From 1981 to 1982, the Beattie Manufacturing Company, a carpet manufacturer, employed Mr. Massad as its controller, chief financial officer and a director. Then in 1982 he began a lengthy involvement with Computer Power Inc., a publicly held manufacturer of power supply equipment for computers and emergency lighting equipment. There, he worked continuously until 1996 as vice president of finance, controller, and director. From 1996 to 1999 he functioned as an independent accountant and financial advisor to several companies, including ITC.

    Since 1995 Mr. Massad has been a director of Conolg Corporation, a publicly-held company that manufactures electronic components and subassemblies for communication equipment.

THEODORE GJINI

    Elected Vice President in December, 1999, Mr. Gjini also serves as operations manager and supervises the coordination of ITC personnel and their activities in sales and marketing, project installations and maintenance. He has acted in that capacity as well as sales engineer and project manager for InTegCom since 1988.

    A graduate of New Jersey Institute of Technology with a bachelor of science degree in electrical engineering and William Paterson College with a masters in business administration, he previously worked for Allied Signal Corporation as a research technician during 1986 and as a security officer for Nabisco from 1985 to 1988.

LEROY KIRCHNER

    Mr. Kirchner was elected to our board of directors in December, 1999. Having earned bachelor of science and masters in business administration degrees from Fairleigh Dickinson University, he had continuously worked in various capacities for Motorola Inc., primarily in sales and marketing from 1966 through 1998. Between 1992 to 1996, he served as a Motorola vice president in charge of dealer sales for the eastern U.S. where he managed over 300 dealers and successfully directed a nation-wide task force to increase specialized mobile radio sales. From 1996 through 1998, he also functioned as vice president and strategist for a Motorola subsidiary engaged in sales of related radio equipment and systems. Afterwards to date, Mr. Kirchner has acted as an independent consultant to the communications industry.

C. JAY PELLICONI

    Mr. Pelliconi was also elected to our board in December, 1999 and holds a bachelor of arts degree in economics from Wagner College. Since 1959, he has been actively engaged in commercial and investment banking. During that time he served as a vice president of public finance with a major New York Stock Exchange member firm, secretary of the metropolitan loan committee of a New York money center bank, manager of the municipal bond department of another member firm and a municipal bond trader at two other investment concerns.

    More recently, he has worked as a vice president in charge of office sales for another member firm from 1986 to 1989, vice president for corporate finance at Jesup Josephthal & Co., Inc. from 1989 to 1991, manager of private placements at Jay Partners Holding, Inc. and registered representative of

Du Pasquier & Co. Inc., both from 1991 to 1997. Starting in 1997 to the present, he has acted as an administrative manager and a leading member of the corporate finance group at Mason Hill & Co., Inc., the representative of the underwriters in this offering.

BACKGROUND INFORMATION ABOUT CERTAIN KEY EMPLOYEES

EMIL J. MARONE

    Since 1965 Mr. Marone has worked continuously for HBE and ITC as a hospital communication system specialist, security systems supervisor, systems engineer and quality control specialist.

    In his current position, he is responsible for the development of special products and testing procedures as well as quality assurance and management. He holds an associate science degree from Bergen County Community College and has attended New Jersey Institute of Technology and Fairleigh Dickinson University taking courses in mathematics, computer sciences and engineering.

GERARD ROMOLO

    Mr. Romolo joined our company in 1994 and has continuously worked for us as a technician, manufacturer's liaison, project manager and quality control specialist. Since then, he has attended Orange and Ulster Counties Boces taking courses in electronics and Orange County Community College studying accounting and business administration. He has received other training and certification from the National Burglar Fire Alarm Association, Edicon, PSA, Lenel, Mavix, Sungjin, Intellikey and MDI in alarms, computers and software.

    From 1988 to 1994, he worked for Prontronics Fire & Alarm Company, Inc. as a quality control manager, trouble-shooter and installer. In 1986 to 1988, he was employed by Rickel Home Center as a department manager supervising employees, ordering products and maintaining all other aspects of his department.

CARL J. ERICKSON

    Mr. Erickson joined InTegCom as chief systems engineer in December, 1999. From 1998 through 1999, he served as a project manager for Lockheed Martin on the new Austin/Bergstrom International Airport in Texas. In this position, he supervised the design and installation of the power distribution, access control, CCTV, gate control and control center systems. He also coordinated and managed the subcontractors, the local Lockheed team, negotiated contracts and administered and supervised the construction effort.

    Between 1987 and 1998, Texas Instruments/Raytheon employed him as a project manager. In this capacity, he managed the development, design and installation of fire detection, CCTV, Intercom, card access, paging and other systems for a wide variety of corporate and government projects. A graduate of Brigham Young University with a bachelor of science degree in electrical engineering, Mr. Erickson has in prior years acted as a consultant to architectural and engineering firms, contractors and owners for communications, electronic control and security systems located in airports, hotels, hospitals, penal institutions, malls and corporate.

ROBERT H. GREENQUIST

    Mr. Greenquist joined us in 1991 and has continuously worked for ITC as a production and engineering manager. In these capacities, he has been in charge of electro-mechanical and analogue designs of equipment and oversees engineering, manufacturing and quality control activities.

    From 1986 to 1991, he served as president of Alpha-Tronics, an engineering consulting firm specializing in analogue designs. During 1976 to 1986, he owned and operated Research Development Corp., an R&D consulting firm to manufacturers of high-end assemblies for echo cardiology and medical imaging equipment as well as avionics equipment in large commercial jet aircrafts. Between 1965 and 1976, he owned and operated GHV Electronics, Inc., a manufacturer of audio/visual products, where he also functioned as a design engineer for new products.

ALBERTO SID

    Mr. Sid has acted as an engineering manager with ITC since early 1995. Before that he held positions of director of R&D and hardware engineering manager at Graphex Imaging Systems, Inc., a manufacturer of imaging, plotter and scanner products, from 1991 until his employment by IntegCom. In 1989 to 1991, he served as president of Telec Research and Engineering, a start-up manufacturer of products using robotic controls, high-resolution positioning devices, multiprocessors and smart light fixtures.

    From 1984 to 1989, he was a senior technical specialist at Scitex America Corp., where he lent technical, maintenance and marketing support to customers. A graduate of Technion Israel Institute with a bachelor of science degree in electrical engineering, Polytechnic University of New York with a masters degree in computer science, and New York Institute of Technology with an MBA, he worked for several Israel companies from 1978 to 1984 as a technical specialist, project leader, design engineer and electronic technician.

CHARLES R. ADAMS, JR.

    Mr. Adams started working for ITC in 1995 and has continued until the present. In our Texas office, he oversees service and installation projects, interfacing with customers, general contractors, architects and vendors.

    From 1993 to 1995, he was employed as a service and installation supervisor for Ogden Government Services. During 1984 to 1993, he worked for Walker Engineering as foreman on projects involving security conduits, hook-ups for airport lighting, power distribution, lighting and wiring. Previously, he held positions as a wirer and electronic technician at Cal Electric, Tristar Electric and Western Electric from 1971 to 1984.

DAVID R. JONES

    Mr. Jones has been in ITC's employ as a general manager since 1995. He oversees sales, marketing, and customer relations in our Texas office, reviews blueprints for new projects and performs financial analysis for them. From 1993 to 1995 he worked for Ogden Security Services as an operations manager where he supervised personnel, scheduled manpower on projects and interfaced with customers.

    In 1981 to 1993, Kastle Security Systems employed Mr. Jones as a general manager. There he prepared and handled budgets and other financial reports. From 1979 to 1981, he served as an installation and service supervisor at SETEC Protection Service and worked for the Federal Bureau of Investigation from 1977 to 1979, specializing in and coordinating telecommunications between regional offices and headquarters. Mr. Jones holds a bachelor of arts degree in business administration from the University of Kentucky.

INGE FOLEY

    Ms. Foley has served as our office manager from 1989 to the present. In this position, she has supervised the office staff, acted as a controller and overseen the purchase of equipment and parts for us.

    Having attended Rutgers University in business administration, she had worked previously, starting in 1966 to 1989, as a sales administrator and an operations manager for Tele-Measurement, Inc., another security systems integrator.

JANE MCCALLUM

    From 1998 to date, Ms. McCallum has managed our Texas office where she is responsible for the administration, finance, budgeting and purchasing. In 1996 to 1998, she served as a staffing manager for Personal Touch Home Care, Inc., a concern that provides nursing service to patients in their homes. In 1995 to 1996, she acted as business service manager of RedBird Health, Inc., another health care company, where she supervised the office and clerical staff, billing and accounts payable and receivable.

From 1990 to 1995, she was employed by Techcord Consulting Group, Inc., a security consultant, as office manager in charge of marketing, public relations, payroll, collections and invoices. Starting in 1982 to 1989, she acted as a clerical and collection supervisor for GTE directories and oversaw public relations, training and office finances.

    Potential investors should consider the backgrounds of our officers, directors and key employees whether or not they have the necessary experience and capabilities to operate our business and develop it effectively. Management's experience and ability are often deemed to be the most significant factors in the success of any business. ITC's management believes that it currently possesses the necessary ability and experience to operate its business effectively. Should either Mr. Henry or Mr. Witcosky leave our employ, we would be operating at a definite disadvantage. While ITC may be in a position to replace them with comparable personnel, that would not necessarily be the case, and in any event delays in locating suitable replacements are likely to occur.

BOARD COMPOSITION

    At each annual meeting of our stockholders, all of our directors will be elected to serve from the time of election and qualification until the next annual meeting election. In addition, our bylaws provide that the authorized number of directors, which is a minimum of three and a maximum of fifteen, may be changed only by resolution of the board of directors.

    Each officer is elected by, and serves at the discretion of, our board of directors. Each of our officers and directors, other than non-employee directors, devotes his full time to our affairs. Our non-employee directors devote such time to our business as is necessary to discharge their duties. There are no family relationships among any of our directors, officers or key employees.

BOARD COMMITTEES

    We have established both a compensation committee and an audit committee, a majority of which is composed of independent, outside members of our board of directors. The audit committee reviews with our independent public accountants the scope and adequacy of the audit to be performed by the independent public accountants, the accounting practices, our procedures and policies, and all related party transactions. The compensation committee recommends to our board of directors the compensation to be paid to our officers and directors, administers our stock option plan and approves the grant of options under the plan. We have appointed Mr. Pelliconi, Mr. Witcosky and Mr. Kirchner as the members of both committees.

DIRECTORS' COMPENSATION

    Directors who are also our employees receive no additional compensation for attendance at board meetings. Non-employee directors will receive $500 for attendance at each board meeting or any committee of the board that they attend unless the board and committee meetings are held on the same day, in which case they should be considered as one and paid accordingly. Also, these directors will be reimbursed for their travel, lodging and other out-of-pocket expenses related to their attendance at board and committee meetings. Additional compensation for these directors may be arranged for special projects. No directors' fees have been paid to date. We anticipate that our board of directors will hold regularly scheduled meetings on a quarterly basis.

EXECUTIVE COMPENSATION

    The following table sets forth the total compensation paid to our president and chief executive officer and each other executive officer whose 1999 compensation equaled or exceeded $60,000.

                           SUMMARY COMPENSATION TABLE

                                                                     SALARY AND
NAME AND PRINCIPAL POSITION                                   YEAR    BONUSES
---------------------------                                   ----    -------
James E. Henry .............................................  1999    $60,000
  President and CEO                                           1998    $60,000
                                                              1997    $60,000
Irvin F. Witcosky ..........................................  1999    $60,000
  Executive Vice President                                    1998    $60,000
                                                              1997    $60,000

    The aggregate compensation paid to all persons who served in the capacity of director or executive officer during our fiscal year ended December 31, 1999 (2 persons) was approximately $120,000.

    In December, 1999, Mr. Gjini became an executive officer of ITC. His annual 1999 compensation was $86,000.

EMPLOYMENT AGREEMENTS

    Messrs. Henry and Witcosky are each serving as ITC's President and Executive Vice President under written employment contracts for five years commencing January 1, 2000. These agreements provide for an initial annual compensation of $135,000, unspecified bonuses approved by the board of directors and the compensation committee, an increase of 10% in compensation in each of the third, fourth and fifth years and a one-year non-competition covenant covering the security business that commences after termination of employment.


    Mr. Massad has entered into a five year written employment contract with ITC commencing January 1, 2000. His initial annual compensation under such contract is $110,000, and it also provides for unspecified bonuses, a 10% increase per annum in each of the third, fourth and fifth years. All these contracts may be terminated or modified by us if we fail to complete our initial public offering of securities by July 31, 2000.


INCENTIVE STOCK OPTION PLAN

    On December 23, 1999, our directors and shareholders approved the adoption of our Incentive Stock Option Plan. Under the Plan, options to purchase a maximum of 500,000 shares of its common stock may be granted to officers and other key employees of ITC. Options granted under the Plan are intended to qualify as incentive stock options as defined in the Internal Revenue Code of 1986, as amended.

ADMINISTRATION

    Our board of directors has appointed three of its members as the compensation committee to administer the Plan. This committee determines which persons are to receive options, the number of options granted and the options' exercise prices. The compensation committee may also prescribe the rules and regulations for administering the Plan, and it is this committee which decides questions arising under the Plan or any of its rules and regulations.

OPTION TERM AND PRICE

    The maximum term of any option is ten years, and the option price per share may not be less than the fair market value of our shares at the date the option is granted. However, options granted to persons owning more than 10% of our voting shares (or a combination of our voting shares and those of any subsidiary of ours) will have a term not in excess of five years, and the option price per share will not be less than 110% of fair market value.

    An optionee may exercise these options only if and to the extent that these options are vested at that time. Unless otherwise determined by our compensation committee, vesting generally occurs at the rate of 33 1/3% per year of continuous employment with InTegCom.

OPTION GRANTS

    As of the date of this prospectus, we have granted options covering a total of 100,000 shares to 44 employees at an exercise price per share equal to 90% of the initial offering price per share of the shares offered in this prospectus under the Plan.

TRANSFERABILITY AND ANTI-DILUTION

    Options granted under the Plan are not transferable other than by will or by the laws of descent and distribution. Options granted under the Plan are protected by so called anti-dilution provisions which both modify the number of shares issuable under it and adjust the exercise price of an option to account for stock dividends, stock splits and the like.

TERMINATION OF EMPLOYMENT

    Despite the term of an option, it will expire when an optionee's employment ends. The precise timing depends on the reason for the termination of employment. In the event of retirement or disability, his right extends for three (3) months afterwards. In the case of death it runs for a year after termination, while in the case of voluntary termination it occurs upon termination. When an optionee's employment is terminated involuntarily, his option runs for 30 days, except if the involuntary termination is for cause. Then the right expires as of the date of the event which triggers the termination.

PLAN TERMINATION

    The Plan will terminate on December 23, 2009 or on such earlier date as the board of directors may determine. Any option outstanding at the termination date will remain outstanding until it expires or is exercised in full, whichever occurs first.

TAX TREATMENT

    If shares are treated as being received under a Plan qualified as an Incentive Stock Option within the meaning of the Internal Revenue Code of 1986, as amended, and if the shares acquired are not disposed of by the optionee within two years from the date of the grant of the option nor within one year from the transfer of the shares to the optionee, then no income is recognized by the optionee upon his receipt of the option or its exercise. If the shares are disposed of within either the first two years of the option's grant or one year from the acquisition of the shares, then compensation income in the amount of the difference between the value of the shares at the time they were acquired and the price actually paid for them will be recognized by the optionee in the year of the disposition, and an equal deduction will be allowed to ITC.

    If the aggregate fair market value of the shares of common stock (determined at the time the option is granted) with respect to which incentive stock options are exercisable for the first time by such optionee during any calendar year (under all such plans) exceeds $100,000, then only the first $100,000 of such shares so purchased will be treated as exercised under the Plan and any excess over $100,000 so purchased shall be treated as options which are not incentive stock options. This rule is applied by taking options into account in the order or sequence in which they are granted.

SIMPLE IRA PLAN

    On October 1, 1999, we adopted a Simple IRA Plan for our employees to accommodate their pension needs. Under this plan, we shall contribute on behalf of each participant for the plan year an amount equal, dollar for dollar, to that amount which these participants contribute to their retirement accounts under the plan.

    Our matching contributions are limited to 3% of each participant's compensation or $6,000, as adjusted, whichever is less. Each employee may elect to make contributions to his retirement account by means of reductions from his salary or his personal contribution of a specific dollar amount not to exceed $6,000. From time to time, the U.S. Secretary of the Treasury may adjust these limitations on both our matching contributions and the employees' contributions for cost of living increases. The employees' portion of his account vests immediately in full and cannot be forfeited. Our contributions under this Plan are generally deductible for taxable year for which they were made.

LIMITATIONS OF LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Our certificate of incorporation and bylaws limit the liability of directors and officers to the maximum extent permitted by Delaware law. We will indemnify any person who was or is a party, or is threatened to be made a party to, an action, suit or proceeding, whether civil, criminal, administrative or investigative, if that person is or was our director, officer, employee or agent or serves or served any other enterprise at our request.

    In addition, our certificate of incorporation provides that a director shall not be personally liable to us or our stockholders for monetary damages for breach of the director's fiduciary duty. However, the certificate does not eliminate or limit the liability of a director for any of the following reasons:

     breach of the director's duty of loyalty to us or our stockholders;

     acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

     the unlawful payment of a dividend or unlawful stock purchase or redemption; and

     any transaction from which the director derives an improper personal benefit.

    We intend to purchase and will maintain directors' and officers' insurance in the amount of $2,000,000. This insurance will insure directors against any liability arising out of the director's status as our director, regardless of whether we have the power to indemnify the director against the liability under applicable law.

    We have been advised that in the opinion of the Security Exchange Commission insofar as the indemnification provisions referred to above may be invoked to disclaim liability for damages arising under the Securities Act, these provisions are against public policy as expressed in the Act and are, therefore, unenforceable.

                              CERTAIN TRANSACTIONS

    In October, 1989, as part of the repurchase of HBE assets and name, Mr. Henry lent us approximately $100,000 to finance this acquisition. This loan was converted to equity in December, 1993. From 1989 until 1994, Mr. Witcosky lent us an aggregate of about $100,000 to finance our business which was converted into equity in December, 1994. No common stock was issued to Mr. Henry or Witcosky in connection with such conversions; instead they were treated as contributions to paid-in capital.


    On November 19, 1999, InTegCom was organized as a corporation in the State of Delaware. Later that month, Messrs. Henry and Witcosky exchanged the shares of common stock they held in three corporations that owned and operated their system integration and manufacturing operations for shares of ITC. These shares represented all the outstanding stock of those three corporations. Before the exchange Mr. Henry and Mr. Witcosky each owned 50% of the shares of the old corporations and immediately after the exchange they each owned 50% of the shares of ITC, the new holding company. The value of the underlying assets did not change as a result of the exchange, and only the form, not the substance, of principals' corporate ownership changed. The transaction was accounted for as a transfer between enterprises under common control, and as a result, the assets and liabilities transferred were accounted for at historical cost in a manner similar to a pooling of interests.


    In the early 1990's, we had orally agreed to settle an open matter with Alfred Albrecht, and Security Management System, Inc. ('SMS') a privately held company which he owns and controls, both of which are former joint adventurers of Mr. Henry and Mr. Witcosky. The settlement related to the joint venture's asset acquisition from CGI. In the settlement Messrs. Henry and Witcosky agreed to repay Albrecht's $50,000 loan with accrued interest, to resolve product and component sales between SMS and ITC and to extinguish any Albrecht equity claims. That agreement was finally memoralized in writing in December, 1999.

    Under these arrangements, we are obligated to repay an aggregate of $128,685, plus accrued interest to Mr. Albrecht at the rate of 10% per annum until December 1, 2003 in monthly installments under two promissory notes. Mr. Henry and Mr. Witcosky are also obligors under these notes. In addition, Mr. Witcosky paid Mr. Albrecht $40,000 to extinguish any possible equity claim regarding an InTegCom subsidiary, HBE Acquisition Corp.

    On December 30, 1999, Messrs. Henry and Witcosky each sold 80,000 shares of their InTegCom common stock for a total of 160,000 shares to Mr. Massad for an aggregate of $24,000 under restrictive conditions involving his continued employment with ITC. On or about the same date, Messrs. Henry and Witcosky each also transferred 20,000 of their InTegCom shares, totaling 40,000 shares, to John, Ray and Hartford Henry as a gift to them in appreciation of a long-standing loan on extremely favorable terms to Mr. Henry and Mr. Witcosky, which enabled them to buy back the original CCTV business from CGI.

    Under a bank loan agreement between us and Hudson United Bank dated September 1, 1999, Mr. Henry and Mr. Witcosky have personally guaranteed up to a possible $2,250,000 of our potential indebtedness to the bank, plus accrued interest. Upon completion of this offering, we anticipate that these guarantees and subordinations will be eliminated.

POLICY REGARDING LOANS AND OTHER AFFILIATED TRANSACTIONS

    Nearly all of the affiliated transactions and loans described above were entered into when there were less than two disinterested independent directors on our board of directors, and accordingly we lacked sufficient disinterested independent directors to approve or ratify such transactions and loans at the time they were initiated. However, we believe that all such transactions and loans were made on terms that are as favorable to us as those which were generally available from unaffiliated third parties at that time.

    We currently have and will maintain at least two independent directors on our board of directors. All future material affiliated transactions and future loans and loan guarantees with our officers, directors, 5% shareholders, or their respective affiliates, will be on terms that are as favorable to us as those generally available from unaffiliated third parties; and all such future transactions and loans, and any forgiveness of such loans, shall be approved or ratified by a majority of our independent directors who do not have an interest in the transactions and who will have access, at our expense, to ITC's attorneys or an independent legal counsel. We do not intend to make any future loans to or guarantee loans on behalf of our officers, directors and employees, other than (i) advances for travel, business expense, and similar ordinary operating expenditures; (ii) loans or loan guarantees made for the purchase of our securities; and (iii) loans for relocation.

                             PRINCIPAL STOCKHOLDERS

    The table below sets forth information with respect to the beneficial ownership of our common stock, as of the date of this prospectus for the following persons:

     each person known by us to be the beneficial owner of more than 5% of our common stock;

     each of our directors;

     each of our executive officers; and

     our executive officers and directors as a group.

    Beneficial ownership has been determined in accordance with the rules and regulations of the Securities and Exchange Commission and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. The number of shares of common stock outstanding used in calculating the percentage ownership for each person listed below includes shares of common stock, underlying options or warrants held by the person that are exercisable within 60 days of the date of this prospectus, but excludes shares of common stock underlying options or warrants held by any other person. Common stock beneficially owned and percentage ownership are based on 4,000,000 shares outstanding before this offering and 5,000,000 shares to be outstanding after the completion of this offering, assuming no exercise of the underwriters' over-allotment option.

    Unless otherwise indicated, the address of each beneficial owner is c/o ITC, 280 Midland Avenue, Saddle Brook, New Jersey 07662.

                                                                             PERCENTAGE OF
                                                                             COMMON STOCK
                                                            NUMBER OF     BENEFICIALLY OWNED
                                                              SHARES      -------------------
NAME, ADDRESS AND TITLE                                    BENEFICIALLY    BEFORE     AFTER
OF BENEFICIAL OWNER                                           OWNED       OFFERING   OFFERING
-------------------                                           -----       --------   --------
James E. Henry, CEO, President and Director(1)...........   1,900,000       47.5%      38.0%
Irvin F. Witcosky, Executive Vice President, Secretary
  and Director...........................................   1,900,000       47.5%      38.0%
Louis Massad, CFO, Principal Accounting Officer,
  Treasurer and Director(2)..............................     160,000        4.0%       3.2%
Theodore Gjini(3)........................................      12,000        0.3%       0.2%
Leroy Kirchner...........................................      --           --         --
C. Jay Pelliconi.........................................      --           --         --
All executive officers and directors as a group
  (6 persons)............................................   3,972,000       99.3%      79.4%

---------

(1) Disclaims beneficial ownership of 40,000 shares owned by John, Ray and Henry Hartford, his father and uncles.

(2) Holds 40,000 shares currently but the remaining 120,000 shares are held in escrow and will ordinarily be released to him at the rate of 40,000 shares per year of continuous employment with InTegCom.

(3) Represents shares of common stock issuable upon exercise of unvested options under the incentive stock option plan.

                           DESCRIPTION OF SECURITIES

SECURITIES OFFERED

    The 1,000,000 Units offered by the prospectus are comprised of 1,000,000 shares of common stock and 1,000,000 warrants to purchase an equal number of shares of common stock. These shares and warrants will be traded separately upon the effectiveness of this offering.

    Our authorized capital stock consists of 10,000,000 shares of common stock, par value $.01 per share, and 2,000,000 shares of preferred stock, par value $.01 per share, the rights and preferences of which may be established from time to time by our board of directors. Assuming no exercise of the underwriters' over-allotment option, upon completion of this offering, there will be 5,000,000 shares of our common stock issued and outstanding, no preferred stock outstanding, and excluding the representative's warrants, there will be 1,000,000 public warrants outstanding.

    The description of our securities are summaries and do not contain all the information that may be important to you. For more complete information, you should read our certificate of incorporation, and the forms of representative's warrants, public warrant agreement and the public warrant which are filed as exhibits to the registration statement of which this prospectus forms a part.

COMMON STOCK

    Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Apart from preferences that may be applicable to any shares of preferred stock outstanding at the time, holders of our common stock are entitled to receive dividends ratably, if any, as may be declared from time to time by our board of directors out of funds legally available therefor. Upon the liquidation, dissolution or winding up of ITC, the holders of our common stock are entitled to receive ratably, our net assets available after the payment of all liabilities and liquidation preferences on any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of our common stock are, and the shares offered in this offering will be, when issued and paid for, validly issued, duly authorized, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

PREFERRED STOCK

    Our board of directors is authorized, without further stockholder approval, to issue up to 2,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of these shares, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, and to fix the number of shares constituting any series and the designations of these series. These shares may have rights senior to our common stock. The issuance of preferred stock may have the effect of delaying or preventing a change in control of us. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of our common stock. At present, we do not intend to issue any shares of our preferred stock in the foreseeable future. No preferred stock will be issued for two years from the date of this prospectus without the consent of the representative, which shall not be unreasonably withheld.

WARRANTS


    We are authorized to issue three-year warrants to purchase an aggregate of 1,000,000 shares of common stock (exclusive of 150,000 warrants issuable upon exercise of the underwriters' over-allotment option). We have reserved an equivalent number of shares for issuance upon exercise of these warrants. Each warrant represents the right to purchase one share of common stock, commencing on the effective date of this offering and until the expiration of three years from the date of this prospectus. The exercise price of the warrants is $7.50 per share, until
June   , 2003 and during their term. After expiration, the warrants will be void and of no value.



    From June   , 2001 until the close of business on June   , 2003, the
warrants are subject to earlier redemption as follows: If the average of the closing bid prices of the common stock (if the common stock is then traded in the over-the counter market) or the average of the closing prices of the common stock (if the common stock is then traded on a national securities exchange or the NASDAQ National Market or Small Cap System) exceeds $6.25 for any consecutive 20 trading days, then upon at least 30 days prior written notice, given within 60 days of the period, we will be able to call all (but not less than all) of the warrants for redemption at a price of $.25 per warrant.


    The warrants contain provisions that protect their holders against dilution by adjustment of the exercise price and number of shares issuable upon exercise on the occurrence of specific events, such as stock dividends or other changes in the number of outstanding shares except for shares issued under any ITC stock option plans for the benefit of its employees, directors and agents, the warrants offered hereby, the representative's warrants, the underwriters' over-allotment option and any equity securities for which adequate consideration is received. We are not required to issue fractional shares. In lieu of the issuance of fractional shares, we will pay cash to holders of the warrants. In computing the cash payable to holders, a share of common stock will be valued at its price immediately prior to the close of business on the expiration date. The holder of a warrant will not possess any rights as a stockholder of ITC unless he exercises his warrant.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF DELAWARE LAW

    Section 203 of the Delaware General Corporation Law contains provisions that may make the acquisition of control of our company by means of a tender offer, open market purchase, proxy fight or otherwise, more difficult. We must comply with the provisions of this law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a 'business combination' with an 'interested stockholder' for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

    A 'business combination' includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An 'interested stockholder' is a person who, together with affiliates and associates, owns, or, in some cases, within three years prior, did own, 15% or more of the corporation's voting stock. Under Section 203, a business combination between InTegCom and an interested stockholder is prohibited unless it satisfies one of the following three conditions:

     our board of directors must have previously approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

     upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by (1) persons who are directors and also officers and (2) employee stock plans, in some instances; and

     the business combination is approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

LISTING ON NASDAQ SMALL CAP SYSTEM AND BOSTON STOCK EXCHANGE


    After the offering we anticipate that the common stock and warrants will be quoted on the National Association of Securities Dealers, Inc. (NASDAQ), Small Cap System and the Boston Stock Exchange ('BSE') under the symbols 'ITCM' and 'ITCMW' and 'ITE' and 'ITEW'. Applications to list such securities on these system and exchange will be filed shortly.


    We cannot assure that the prices of our securities will be so quoted or that a trading market for our securities will develop or be sustained, or at what price the securities will trade. In addition, even if these securities are listed and traded initially on NASDAQ and BSE, we may fail to meet subsequently certain minimum standards for continued listing. In that event, these securities will consequently be delisted, and their price will no longer be quoted in this system. These results may make it extremely difficult to sell or trade our securities.

TRANSFER AND WARRANT AGENT AND REGISTER


    Jersey Transfer & Trust Co. is the transfer and warrant agent and registrar for our securities. Its address is 201 Bloomfield Ave., Verona, N.J. 07044 Tel. No. (973) 239-2712, Fax No. (973) 239-2361.


                        SHARES ELIGIBLE FOR FUTURE SALE

    The market price of our shares could drop as a result of sales of substantial amounts of them in the public market after this offering or the perception that these sales may occur. This set of circumstances could also make it more difficult for us to raise funds through future offerings of stock.

    The 1,000,000 shares and 1,000,000 warrants that we are offering will be freely tradable without restriction except for any shares held by our 'affiliates' as defined in Rule 144 under the Securities Act or those otherwise restricted under the Act. In addition, if the underwriters exercise their over-allotment option, in part or in full, up to 150,000 additional shares and 150,000 additional warrants will be issued and freely tradable.

    Our remaining 4,000,000 outstanding shares are 'restricted securities' as defined in Rule 144. Those shares may only be resold if there is an effective registration statement under the Securities Act covering those shares or an exemption from registration under Rule 144 or otherwise is available. The primary holders of all currently outstanding 4,000,000 shares have agreed that they will not sell any shares without the prior consent of the representative of the underwriters for a period of 365 days from the effective date of this offering. Shares covered by such registration will be eligible for resale in the public market, subject to Rule 144 limitations applicable to 'affiliates' and to the lock-up agreements previously described. Furthermore, we will be issuing warrants to the representative of the underwriters at the closing of this offering which, if exercised in full, will yield another 100,000 shares. After this offering, we eventually intend to register all 500,000 shares reserved for issuance under our stock option plan.

    Our stock options and warrants are likely to be exercised, if at all, at a time when we otherwise could obtain a price for the sale of our shares that is higher than the exercise price per share of the options or warrants. Any exercise or the possibility of an exercise may impede our efforts to obtain further financing through the sale of additional securities or make that financing more costly.

                                  UNDERWRITING

    Subject to the terms and conditions of the underwriting agreement between the Company and Mason Hill & Co., Inc., the representative of the several underwriters, a copy of which agreement is filed as an exhibit to the registration statement of which this prospectus forms a part, we have agreed to sell to the underwriters named below, and the underwriters have agreed to purchase all 1,000,000 shares of common stock and 1,000,000 warrants to purchase shares of common stock offered.

                                                                      NUMBER OF
                                                                ---------------------
UNDERWRITER                     NUMBER OF ADDRESS                SHARES     WARRANTS
-----------                     -----------------                ------     --------
Mason Hill & Co., Inc.........  110 Wall Street
                                New York, NY 10005............

                                                                ---------   ---------
    Total.....................................................  1,000,000   1,000,000
                                                                ---------   ---------
                                                                ---------   ---------

    The representative has advised us that the underwriters will offer the shares and warrants as set forth on the cover page of this prospectus, which includes the underwriting discount indicated there, and that the underwriters
will initially allow concessions not in excess of $          per share and
$          per warrant on sales to certain dealers. After the initial public offering, concessions to dealers terms may be changed by the representative.

    The representative has advised us that the underwriters do not intend to confirm sales of the shares and warrants to any account over which they exercise discretionary authority in an aggregate amount in excess of five (5%) percent of the total securities offered hereby.

    We have granted to the underwriters an option which expires 45 days after the date of this prospectus, exercisable as provided in the underwriting agreement, to purchase up to an additional 150,000 shares and 150,000 warrants at a net price of $6.25 per share and $.10 per warrant (90% of the public offering price) which option may be exercised only for the purpose of covering over-allotments, if any, in the sale of 1,000,000 shares and 1,000,000 warrants offered in this prospectus.

    The underwriting agreement provides that upon the closing of the sale of the securities offered, the representative will be paid a non-accountable expense allowance equal to 3% of the aggregate public offering price (including the over-allotment option) of which $50,000 has been paid to date. The underwriting agreement provides for reciprocal indemnification between us and the underwriters against certain liabilities in connection with the registration statement, including liabilities under the Securities Act of 1933, as amended. The underwriting agreement further provides that we and each of our directors individually will, upon completion of the public offering, for a period of no less than three years, support for election a designee of the representative to our board of directors.


    In connection with this public offering, we have agreed to sell to the representative or its designees, at a price of $10, representative's warrants
covering 100,000 shares which may not be transferred before June   , 2001,
except to officers of the representative or to other members of their underwriting group or to partners or officers of these members. The exercise price of these warrants will equal 120% of the initial offering price of the shares of common stock. The representative's warrants are exercisable for a period of four years beginning one year after the date of this prospectus. These warrants will contain certain anti-dilution provisions and have also been included in the registration statement of which this prospectus forms a part but may not be publicly offered unless and until a post-effective amendment or new registration statement with respect thereto has been filed and becomes effective. We have agreed to prepare and file one post-effective amendment (or registration statement, if required) during this four-year period if requested by the representative and to bear its expense, and in addition, the representative has certain rights to include these warrants, and the underlying stock in any other registration statement filed by us during the four-year period. Any profit realized from the sale of these warrants or underlying stock may be deemed additional underwriting compensation. The exercise of the underwriters' over-allotment option will not result in increasing the securities underlying the representative's warrants or in the granting of any additional warrants to the representative.


    Our officers and directors, who are current shareholders of our outstanding shares, have agreed not to sell any shares of common stock owned by them, without the prior written consent of the representative, for a period of 12 months after the effective date of the registration statement of which this prospectus forms a part. In addition, we have granted the representative the right for three years to name a member of its choice to our board of directors which it has exercised with the selection of C. Jay Pelliconi to the board.

    Mason Hill commenced operations in March 1995. It has co-managed or managed only four public offerings of securities although it has participated in numerous public offerings as a member of the underwriters' and dealers' groups. Accordingly, the representative has limited experience as a managing underwriter of public offerings.

    Its lack of experience as lead underwriter may impair our ability to develop a public market for our securities. The representative may not be able to participate as a market maker of our common stock and warrants should our securities trade below the minimum prices set by the NASDAQ for small cap listings. Nor can we be certain that any broker-dealer will become a market maker for our common stock and warrants. If there are no market makers, our common stock and warrants may be delisted from NASDAQ.

    The representative may engage in over-allotment, stabilizing transactions, syndicate covering transactions, penalty bids and 'passive' market making in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the shares of common stock or warrants in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the shares of common stock or warrants originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. In 'passive' market making, market makers in the securities who are underwriters or prospective underwriters may, subject to certain limitations, make bids for or purchases of the securities until the time, if any, at which a stabilizing bid is made. these stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the common stock or warrants to be higher than they would otherwise be in the absence of these transactions. These transactions may be effected on the over-the-counter Bulletin Board or otherwise and, if commenced, may be discontinued at any time.

    Prior to this offering, there has been no public market for common stock or warrants. Consequently, the public offering prices of our securities have been determined by negotiation between us and the representative. Factors considered in determining the public offering prices of these securities and the exercise price of the warrants included our net worth and earnings, the amount of dilution per share of common stock to the public investors, the estimated amount of proceeds believed necessary to accomplish our proposed goals, prospects for our business and the industry in which we operate, the present state of our activities and the general condition of the securities markets at the time of the offering.

    The underwriters intend to reserve approximately ten (10%) percent of the securities offered by this prospectus to our employees, directors, their friends and relatives as well as our vendors and customers.

                                 LEGAL MATTERS

    The legality of the securities offered in this prospectus will be passed upon for us by Cascone & Cole, 711 Third Avenue, New York, New York 10017. Certain legal matters in connection with the offering will be passed upon for the underwriters by Sichenzia, Ross & Friedman, LLP, 135 West 50th Street, 20th Floor, New York, NY 10020.

                                    EXPERTS

    Our financial statements of December 31, 1999, and 1998 and for each of the three years in the period ended December 31, 1999 appearing in this prospectus and registration statement have been included herein and in the registration statement in reliance upon the report of Demetrius & Company, LLC, independent certified public accountants, and upon the authority of this firm as experts in accounting and auditing.

                          HOW TO GET MORE INFORMATION

    We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549, and at the Commission's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York, 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issues that file electronically with the Commission.

    Upon effectiveness of the registration statement, we will be subject to the reporting and other requirements of the Securities Exchange Act of 1934 and we intend to furnish our shareholders annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.


    We have applied for the listing of our common stock on the NASDAQ Small Cap Market and BSE under the symbol 'ITCM' and 'ITCMW' and 'ITE' and 'ITEW,' respectively. After this offering is effective, you may obtain certain information about us on NASDAQ Internet Site (http://www.Nasdaq-Amex.com) and BSE Internet site (www.bostonstock.com).


                             CHANGE IN ACCOUNTANTS

    In September 1999 our prior auditors, Schwack and Katz resigned solely because we had decided to pursue an initial public offering, and Schwack and Katz had no public offering experience. On or about the same time, we engaged Demetrius & Company, LLC to audit our financial statements for the fiscal years ended December 31, 1997 and 1998. The decision to change accountants was made with the approval of our board of directors.

    We believe and we have been advised by Schwack and Katz that it concurs in such belief that, during its tenure with us, we did not have any disagreement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Schwack and Katz would have caused it to make reference in connection with its report on our financial statements to the subject matter of the disagreement.

    No report of Schwack and Katz on our financial statements for either of the past three fiscal years contained an adverse opinion, a disclaimer of opinion or a qualification or was modified as to uncertainty, audit, scope or accounting principles. During such fiscal periods, there were no 'reportable events' within the meaning of Item 304(a)(1) of Regulation S-B promulgated under the Securities Act of 1933.

                        INTEGCOM CORP. AND SUBSIDIARIES
                       CONSOLIDATED FINANCIAL STATEMENTS

                        INTEGCOM CORP. AND SUBSIDIARIES
                       CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1999


Independent Auditors' Report................................       F-3

Consolidated Balance Sheets as of December 31, 1998 and
  1999......................................................       F-4

Consolidated Statements of Operations and Retained Earnings
  for the Years Ended December 31, 1997, 1998 and 1999......       F-5

Consolidated Statements of Cash Flows for the Years Ended
  December 31, 1997, 1998 and 1999..........................       F-6

Notes to Financial Statements...............................   F-7 - F-16

Unaudited Interim Condensed Consolidated Financial
  Statements:

Unaudited Interim Condensed Consolidated Balance Sheet as of
  March 31, 2000............................................      F-17

Unaudited Interim Condensed Consolidated Statements of
  Operations for the Three Months Ended March 31, 2000 and
  1999......................................................      F-18

Unaudited Interim Condensed Consolidated Statements of Cash
  Flows for the Three Months Ended March 31, 2000 and
  1999......................................................      F-19

Notes to Unaudited Interim Condensed Consolidated Financial
  Statements................................................   F-20 - F-21

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
INTEGCOM CORP.

    We have audited the accompanying consolidated balance sheets of InTegCom Corp. and Subsidiaries at December 31, 1999 and 1998, and the related consolidated statements of operations and retained earnings and cash flows for the three year period ended December 31, 1999, in accordance with standards established by the American Institute of Certified Public Accountants. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly in all material respects the consolidated financial position of InTegCom and Subsidiaries as of December 31, 1999 and 1998, and the consolidated results of their operations and cash flows for each of the years in the three year period ended December 31, 1999 in conformity with generally accepted accounting principles.

                                          DEMETRIUS & COMPANY, L.L.C.

Wayne, New Jersey
February 8, 2000

                        INTEGCOM CORP. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 1999         1998
                                                                 ----         ----
                           ASSETS
Current assets:
    Cash....................................................  $  140,063   $  196,771
    Accounts receivable -- net of allowance for doubtful
      accounts of $65,600 and $52,544.......................   2,143,518    1,375,786
    Inventory...............................................     702,268      809,209
    Other current assets....................................     136,158       96,881
                                                              ----------   ----------
        Total current assets................................   3,122,007    2,478,647
Property and equipment, net of depreciation of $609,258 and
  $501,708..................................................     270,774      319,486
Computer software product cost -- net of amortization of
  $213,322 and $135,442.....................................     222,849      207,181
Other Assets................................................      99,919       83,486
                                                              ----------   ----------
                                                              $3,715,549   $3,088,800
                                                              ----------   ----------
                                                              ----------   ----------

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable........................................  $  830,581   $  658,774
    Accrued taxes and expenses..............................     213,244      235,996
    Income taxes payable....................................     101,695       --
    Long-term debt current portion..........................      27,536       --
    Capitalized lease obligations, current portion..........      28,030       32,898
    Loans payable...........................................                   16,377
    Customer deposits held..................................      20,768      150,000
                                                              ----------   ----------
        Total current liabilities...........................   1,221,854    1,094,045
Capitalized lease obligations, less current portion.........      25,031       54,631
Long-term debt, less current portion........................   1,531,061    1,191,475
Deferred tax liability......................................      89,000       80,902
Stockholders' equity:
    Preferred stock -- par value $.01
      Authorized  2,000,000 shares
      Issued  None
    Common stock -- par value $.01
      Authorized  10,000,000 shares
      Issued and outstanding  4,000,000 shares..............      40,000       40,000
Additional paid-in capital..................................     233,800      171,300
Deferred Compensation.......................................     (62,500)
Retained earnings...........................................     637,303      456,447
                                                              ----------   ----------
        Total shareholders' equity..........................     848,603      667,747
                                                              ----------   ----------
                                                              $3,715,549   $3,088,800
                                                              ----------   ----------
                                                              ----------   ----------

         The accompanying notes are an integral part of the statements.

                        INTEGCOM CORP. AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                                                                 YEAR ENDED DECEMBER 31,
                                                           ------------------------------------
                                                              1999         1998         1997
                                                              ----         ----         ----
Sales....................................................  $7,556,855   $6,783,267   $4,011,408
Cost of sales............................................   5,255,303    4,680,342    2,574,169
                                                           ----------   ----------   ----------
Gross profit.............................................   2,301,552    2,102,925    1,437,239
                                                           ----------   ----------   ----------
Operating expenses
    Selling, general and administrative..................   1,863,447    1,819,205    1,255,920
    Interest expense.....................................     122,340      106,939      159,672
                                                           ----------   ----------   ----------
        Total operating expenses.........................   1,985,787    1,926,144    1,415,592
                                                           ----------   ----------   ----------
    Income before income taxes...........................     315,765      176,781       21,647
Provision for income taxes...............................     134,909       91,191       21,946
                                                           ----------   ----------   ----------
Net income (loss)........................................     180,856       85,590         (299)
    Retained earnings -- beginning.......................     456,447      370,857      410,818
    Prior period adjustment..............................      --           --          (39,662)
                                                           ----------   ----------   ----------
Adjusted retained earning -- beginning...................     456,447      370,857      371,156
        Retained earnings -- end.........................  $  637,303   $  456,447   $  370,857
                                                           ----------   ----------   ----------
                                                           ----------   ----------   ----------
Basic and diluted earnings per common share:
    Basic earnings per common share......................     $.05         $.02         $.00
    Weighted average common shares.......................   4,000,000    4,000,000    4,000,000
    Diluted earnings per common share....................     $.05         $.02         $.00
    Weighted average diluted shares outstanding..........   4,000,247    4,000,000    4,000,000

         The accompanying notes are an integral part of the statements.

                        INTEGCOM CORP. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                   YEAR ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                1999        1998        1997
                                                                ----        ----        ----
Cash flows from operating activities:
    Net income (loss) for the year..........................  $ 180,856   $  85,590   $    (299)
    Adjustments to reconcile net income to net cash
    Provided by (applied to) operating activities:
        Depreciation and amortization.......................    204,829     170,977     151,230
    Changes in operating assets and liabilities:
        Accounts receivable.................................   (767,732)   (234,233)    171,900
        Inventory...........................................    106,941     (51,921)   (342,636)
        Other assets........................................    (12,025)    (37,357)    (27,953)
        Accounts payable....................................    171,807    (137,543)     21,674
        Accrued taxes and expenses..........................     78,943     (22,436)   (113,120)
        Deferred interest payable...........................   (120,246)      7,010      --
        Other liabilities...................................      8,098      80,902       1,342
        Customer deposits held..............................   (129,232)    150,000      65,046
                                                              ---------   ---------   ---------
            Net cash used in operating activities...........   (277,761)     10,989     (72,816)
                                                              ---------   ---------   ---------
Cash flows from investing activities:
    Computer software development costs.....................    (93,548)    (82,327)    (76,091)
    Purchase of property and equipment and leasehold
      improvements..........................................    (78,237)    (60,188)    (78,907)
                                                              ---------   ---------   ---------
            Cash used in investing activities...............   (171,785)   (142,515)   (154,998)
                                                              ---------   ---------   ---------
Cash flows from financing activities
    Proceeds of bank credit lines...........................  1,423,749     822,177     125,554
    Proceeds of equipment loan facility.....................      6,163      --          --
    Repayments against bank credit lines....................     --        (300,000)     --
    Proceeds of term loan bank..............................     --         250,000      --
    Scheduled payments on term loan.........................    (29,167)    (45,833)     --
    Refinancing of term loan................................   (175,000)     --          --
    Repayments of bank lines refinanced.....................   (522,177)   (572,177)     --
    Repayment of loans from officers and others.............   (232,577)     --          --
    Increase in loans from officers and others..............     --           1,084      45,169
    Capitalized lease obligation payments...................    (71,852)     (9,068)    (58,912)
    Equipment loan..........................................     (6,301)     (3,655)     --
    Purchase of treasury stock in subsidiary................     --          --            (500)
                                                              ---------   ---------   ---------
            Cash provided by financing activities...........    392,838     142,528     111,311
Net cash increase (decrease)................................    (56,708)     11,002    (116,503)
Cash -- beginning...........................................    196,771     185,769     302,272
                                                              ---------   ---------   ---------
            Cash -- ending..................................  $ 140,063   $ 196,771   $ 185,769
                                                              ---------   ---------   ---------
                                                              ---------   ---------   ---------

         The accompanying notes are an integral part of the statements.

                        INTEGCOM CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1999

NATURE OF OPERATIONS

    InTegCom Corp. ('ITC') was incorporated under the laws of the State of Delaware on November 19, 1999. Also, on November 30, 1999 the Company acquired all the outstanding shares of HBE Acquisition Corp. ('HAC') (T/A Henry Bros. Electronics) Viscom Products, Inc. ('VPI') and HBE Central Management, Inc. ('HCM') Also, VPI owns all the outstanding shares of HBE Communications, Inc., an inactive company at December 31, 1999. InTegCom is a systems integrator providing design, installation and support services for a wide variety of security, communications and control systems. ITC specializes in turnkey systems that integrate many different technologies. Systems are customized to meet the specified needs of the client. ITC markets nationwide with an emphasis on the New York and Dallas metropolitan areas. Customers are primarily Fortune 500 companies and government agencies. HAC owns and operates the systems integration business, providing overall administration for all subsidiaries and holds the related assets. VPI, on the other hand, supervises and controls the manufacturing and assembly of the CCTV equipment and the assets concerned. HCM handles the alarm monitoring which represents less than 1% of the business.

    The Company's headquarters and manufacturing facility is located in Saddle Brook, New Jersey. A sales and service facility is located near Dallas, Texas.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


    Principles of Consolidation -- The Company acquired all the HBE Acquisition Corp., Viscom Products, Inc. and HBE Central Management, Inc. through an exchange of 4,000,000 shares of common stock for all the outstanding stock of the acquired companies. The transaction was accounted for as a transfer between enterprises under common control, and as a result, the assets and liabilities transferred were accounted for at historical cost, in a manner similar to a pooling of interests.



    Sales, net income and changes in stockholders' equity of the separate companies for the periods preceding the merger were as follows:



                                                  ELIMINATION OF      SALES                    PRIOR
                                                   INTERCOMPANY       AFTER         NET        PERIOD
                                       SALES          SALES        ELIMINATION    INCOME     ADJUSTMENT
                                       -----          -----        -----------    ------     ----------
The period of January 1, 1999
  to November 30, 1999 (date of
  combination)
    HBE Acquisition Corp...........  $6,208,703                    $6,208,703    $ 646,095    $
    Viscom Products, Inc...........     994,421      (315,000)*       679,421     (487,396)
    HBE Central Management, Inc....      38,993                        38,993        7,086
                                     ----------     ---------      ----------    ---------    --------
        Combined...................  $7,242,117     $(315,000)     $6,927,117    $ 165,785    $
                                     ----------     ---------      ----------    ---------    --------
                                     ----------     ---------      ----------    ---------    --------

For the year ended December 31,
  1998
    HBE Acquisition Corp...........   6,327,205                     6,327,205       98,715
    Viscom Products, Inc...........     794,658      (378,000)*       416,658      (17,994)
    HBE Central Management, Inc....      39,404                        39,404        4,869
                                     ----------     ---------      ----------    ---------    --------
        Combined...................  $7,161,267     $(378,000)     $6,783,287    $  85,590    $
                                     ----------     ---------      ----------    ---------    --------
                                     ----------     ---------      ----------    ---------    --------

For the year ended December 31,
  1997
    HBE Acquisition Corp...........   3,676,170                     3,676,170      (42,525)    (39,662)
    Viscom Products, Inc...........     527,513      (243,000)*       284,513       40,624
    HBE Central Management, Inc....      50,725                        50,725        1,602
                                     ----------     ---------      ----------    ---------    --------
        Combined...................  $4,254,408     $(243,000)     $4,011,108    $    (299)   $(39,662)
                                     ----------     ---------      ----------    ---------    --------
                                     ----------     ---------      ----------    ---------    --------


                                                         (footnote on next page)

                        INTEGCOM CORP. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1999



(footnote from previous page)



* Intercompany sales were all made from Viscom Products, Inc. to HBE Acquisition Corp. In elimination, the cost of sales of HBE Acquisition Corp. was reduced by the same amount. There was no intercompany profits from these transactions.


    The accompanying consolidated financial statements have been restated to give effect to the combination. All significant transactions and balances have been eliminated in consolidation.

    Because the various companies included in this consolidation were under common control throughout the reporting period, there were no differences in accounting practices or differences in fiscal year ends.


    Income Recognition -- Sales revenues from systems installations are generally recognized on the completed-contract method, in which revenue is recognized when the contract is substantially complete. Most contracts are completed in less than a year. Contracts that are expected to be completed in more than a year are accounted for on the percentage of completion method. This method recognizes revenue on a proportional basis as work on the contract progresses. Mobilization charges are accounted for as a direct contract cost and included in the estimated cost to complete for determination of revenue recognition on the percentage of completion method. The excess of costs and estimated earnings over billings, and excess of accumulated billings over costs are not presented because management has determined that the amounts are not material.


    Service contracts are billed either monthly or quarterly on the first day of the month covered by the contract. Accordingly, revenue from service contracts is recognized on the straight line method.

    Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Cash and Cash Equivalents -- Cash and cash equivalents includes cash on hand, demand deposits and short term investments with initial maturities of three months or less.

    Inventories -- Inventories are stated at the lower of cost or market. Cost has been determined using the first-in, first-out method.

    Property and Equipment -- Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed on a straight-line basis over estimated useful lives of five to ten years. Leasehold improvements are depreciated over the shorter of related lease terms or the estimated useful lives. Upon retirement or sale, the costs of the assets disposed and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the determination of income. Repairs and maintenance costs are expensed as incurred.

    Computer Software Product Cost -- The Company accounts for software development costs in accordance with Statement of Financial Accounting Standards No. 86 'Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed' ('FAS 86') under which certain software development costs incurred subsequent to the establishment of technological feasibility are capitalized and amortized over the estimated lives of the related products. Technological feasibility is established upon completion of a working model. All costs incurred prior to demonstrating technical feasibility have been charged to cost of sales. To date, costs incurred subsequent to the establishment of technological feasibility were $436,171 and $342,623, respectively at December 31, 1999 and 1998. These costs are capitalized and amortized over the estimated product life using the straight line method. Amortization expense charged to operations for the years ended December 31, 1999, 1998 and 1997 is $77,880, $60,292 and $44,450, respectively.

                        INTEGCOM CORP. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1999

    Impairment of Long Lived Assets -- Long-lived assets consist of intangible assets and certain capital assets. The carrying value of these assets is regularly reviewed to verify that they are valued properly. If the facts and circumstances suggest that the value has been impaired, the carrying value of the assets will be reduced appropriately. The Company has identified no such impairment losses.

    Concentrations of Credit Risk -- Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents and accounts receivable. At December 31, 1999 and 1998, the Company had cash balances at certain financial institutions in excess of federally insured limits. However, the Company does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

    At December 31, 1999 and 1998 31% and 52% of accounts receivable were due from Federal and local government agencies respectively. Also, at December 31, 1999 and 1998 approximately 92% and 96% of accounts receivable were concentrated in customers located in the Dallas, Texas and New York City metropolitan areas.

    Income Taxes -- The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Under the asset and liability method of SFAS No. 109, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using statutory tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

    Fair Value of Financial Instruments -- The carrying amounts of the Company's financial instruments, which include cash equivalents, accounts receivable, notes receivable, accounts payable, accrued expenses and notes payable approximate their fair values at December 31, 1999 and 1998.

    Advertising Costs -- The Company expenses advertising costs when the advertisement occurs. Total advertising expense amounted to approximately $15,000, $19,000 and $18,000 for the years ended December 31, 1999, 1998 and
1997.

    Comprehensive Income -- The Company adopted SFAS No. 130, Reporting Comprehensive Income (SFAS 130), effective January 1, 1998. SFAS 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. Comprehensive income is the change in equity of a business enterprise during a period from certain transactions and the events and circumstances from non-owner sources. For the periods presented in the accompanying combined statements of operations, comprehensive income equals the amounts of net income reported on the accompanying combined statements of operations.

    Stock Based Compensation -- Statement of Financial Accounting Standards
No. 123, Accounting for Stock-Based Compensation ('FS 123'), encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has elected to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. Accordingly, compensation cost for stock options issued to employees is measured as the excess, if any, of the fair market value of the Company's Common Stock at the date of grant over the amount the employee must pay to acquire the stock. Pro forma disclosure of net income based on the provisions of FAS 123 is discussed in Note 8.

    Research and Development Costs -- Costs of research and development for new products are charged to operations as incurred and amounted to approximately $145,000, $194,000 and $200,000 for the years ended December 31, 1997, 1998 and
1999.

    Warranty -- The Company offer warranties on all products, including parts and labor, that range from one year to four years depending upon the type of product concerned. For products made by

                        INTEGCOM CORP. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1999

others, the Company passes along the manufacturer's warranty to the end user. The Company charges operations with warranty expenses as incurred. For the years ended December 31, 1999, 1998 and 1997 net warranty expense was $58,268, $42,624 and $58,268, respectively.

    Historical Net Income Per Share -- The Company computes net income per common share in accordance with SFAS No. 128, 'Earnings per Share' and SEC Staff Accounting Bulletin No. 98 ('SAB 98'). Under the provisions of SFAS No. 128 and SAB 98, basic and diluted net loss per common share is computed by dividing the net income available to common shareholders for the period by the weighted average number of shares of common stock outstanding during the period. Accordingly, the number of weighted average shares outstanding as well as the amount of net income per share are the same for basic and diluted per share calculations for all periods reflected in the accompanying financial statements.

    Reclassifications -- Certain reclassifications to the 1997 and 1998 financial statements have been made to conform to the 1999 presentation.

    Segment Information -- In June 1997, Financial Accounting Standards Board
(FASB) issued Statement of Financial Accounting Standards No. 131, 'Disclosure About Segments of an Enterprise and Related Information' ('Statement 131'), effective for financial statements for fiscal years beginning after December 15, 1997. Statement 131 establishes standards for the reporting by public business enterprises of financial and descriptive information about reportable operating segments in annual financial statements and interim financial reports issued by shareholders. The Company primarily provides installation services for companies in need of closed-circuit television and access control systems that are located throughout the United States and considers all of its operations as one segment because expenses support multiple products and services. Management uses one measurement of profitability and does not separate or segment its business for internal reporting.

    Sales to local government agencies were 40%, 34% and 21% of sales for the years ended December 31, 1999, 1998 and 1997, respectively.

2. INVENTORIES

    Inventories at December 31, 1999 and 1998 consist of the following:

                                                    1999       1998
                                                    ----       ----
Parts...........................................  $388,609   $562,288
Work-in Process.................................   313,659    246,921
                                                  --------   --------
                                                  $702,268   $809,209
                                                  --------   --------
                                                  --------   --------

3. PROPERTY AND EQUIPMENT

    Property, plant and equipment at December 31, 1999 and 1998 consists of the following:

                                                            1999       1998
                                                            ----       ----
Office equipment........................................  $143,906   $109,756
Demo and testing equipment..............................   229,122    227,830
Warehouse equipment.....................................     --        46,515
Vehicles................................................   204,274    204,274
Computer equipment......................................   281,730    211,819
Leasehold improvements..................................    21,000     21,000
                                                          --------   --------
                                                           880,032    821,194
    Accumulated Depreciation............................   609,258    501,708
                                                          --------   --------
                                                          $270,774   $319,486
                                                          --------   --------
                                                          --------   --------

                        INTEGCOM CORP. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1999

4. LONG-TERM DEBT

    As of December 31, 1998, the Company had a credit facility with PNC Bank
(PNC) for $750,000 dated January 23, 1997 at a prime rate plus 1%. This credit line was to expire on April 30, 1999, but was extended until it was refinanced by Hudson United Bank (HUB) on September 8, 1999. In addition, PNC granted the Company a convertible line of credit in the amount of $250,000 at prime rate plus 1%. On January 26, 1998 this line was converted into a five year term loan due February 26, 2003 with interest at 8.818%. On September 8, 1999, both PNC loans were refinanced from the proceeds of a new credit line of $2,000,000 from HUB, which is not due until June 1, 2001. Accordingly, all amounts due on the PNC loans have been classified as long-term debt. Under the terms of the HUB revolving line of credit, the Company may borrow up to $2,000,000 at 1/2% above the bank's prime interest rate through June 1, 2001. The aggregate principal amount of the advances up to $1,500,000 shall not exceed 80% of the face amount of qualified accounts receivable. In addition, the Company may borrow up to $500,000 against the line for the purchase of inventory and expenses related to large contracts awarded the borrower.

    Also on September 8, 1999, HUB granted the Company an equipment line of credit in the amount of $250,000. This is not a revolving line. Advances under the line will converted into monthly installments payable until September 1, 2005. Interest is at the prime rate of the bank plus 1/2% until September 1, 2000. At that time the rate will be fixed at the rate then being paid on five year U.S. Treasury Notes plus 250 basis points. No advances will be permitted under this loan after August 31, 2000.

    As of December 31, 1999 these lines are summarized as follows:

                                              AMOUNT OF FACILITY   BALANCE DUE   UNUSED LINE
                                              ------------------   -----------   -----------
Revolving line..............................      $2,000,000       $1,423,749    $  576,251
Equipment line..............................         250,000            6,163       243,837

    Substantially all the Company's assets are pledged as collateral for this loan. Among other provisions the loan agreement requires the Company to maintain net tangible networth, as defined, and maintain appropriate insurance coverage on tangible and intangible assets. In addition, the agreement prohibits the Company from, among other things, purchasing or making capital improvements in excess of defined limits in any one year, merge or consolidate with or into any corporation or acquire more than 5% of the shares of any corporation or substantially all of the assets of any other person, firm or corporation and sell, assign, transfer or dispose of any assets without obtaining the bank's consent in writing. As of December 31, 1999, the Company was in compliance with its loan covenants.


    In addition, at December 31, 1998, the Company had loans payable to officers, shareholders and others in the amount of $309,885 plus accrued interest of $155,246 (see note 10). Because some of these amounts were paid off from the proceeds of the HUB line of credit in December, 1999, the amounts due at December 31, 1998 have been reclassified as long-term debt.

                        INTEGCOM CORP. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1999

    As of December 31, 1999 and 1998 long-term debt consisted of the following:

                                                                 1999         1998
                                                                 ----         ----
    Credit facility with Hudson United Bank dated
      September 8, 1999, at 1/2% above bank's prime rate.
      All borrowing under this line are due June 1, 2001....  $1,423,749
    Equipment loan facility with Hudson United Bank dated
      September 8, 1999, at 1/2% above bank's prime rate.
      All borrowing under this line are due September 1,
      2005..................................................       6,163
    Notes payable, due in monthly installments of $3,264 a
      month, including interest at 10% per annum with final
      payment to be made on December 1, 2003 (see
      note 12)..............................................     128,685
    Credit facility with PNC Bank dated January, 1998, at 1%
      above prime rate. This was refinanced on September 8,
      1999 by HUB...........................................               $  522,177
    PNC Bank term loan dated January, 1998, payable in
      monthly installments of $4,167 plus interest at the
      rate of 8.818%. Final payment due February, 2003. The
      balance due at September 8, 1999, was financed at this
      date by the proceeds from HUB.........................                  204,167
                                                              ----------   ----------
                                                               1,558,597      726,344
      Less: current portion.................................      27,536
                                                              ----------   ----------
                                                               1,531,061      726,344
Short term debt refinanced with long-term debt reclassified
  as latter:
    Loans payable to officers, shareholders and others......                  309,885
    Deferred interest payable to above group................                  155,246
                                                              ----------   ----------
                                                              $1,531,061   $1,191,475
                                                              ----------   ----------
                                                              ----------   ----------

    Annual maturities over the next five years for long-term debt as of December 31, 1999:

                  YEAR ENDING DECEMBER 31,
                  ------------------------
       2000.................................................  $   27,536
       2001.................................................   1,454,169
       2002.................................................      33,605
       2003.................................................      37,124
       2004.................................................      --

5. COMMITMENTS AND CONTINGENCIES

(A) LEASES

    The Company leases its facilities under operating leases expiring through 2002. The Company also leases certain equipment under capital lease. The future minimum rental payments under noncancelable leases and equipment loans as of December 31, 1999 were as follows:

                                                           OPERATING   CAPITAL
                                                           ---------   -------
2000.....................................................  $120,300    $35,034
2001.....................................................    47,025     20,186
2002.....................................................     --        12,385
Thereafter...............................................
                                                           --------    -------
    Total................................................  $167,325     67,605
                                                           --------
                                                           --------
Interest expense.........................................               14,544
                                                                       -------

                                                  (table continued on next page)

                        INTEGCOM CORP. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1999

(table continued from previous page)

                                                           OPERATING   CAPITAL
                                                           ---------   -------
Net present value of future payments.....................               53,061
Current portion of capital lease obligations.............               28,030
                                                                       -------
                                                                       $25,031
                                                                       -------
                                                                       -------

    Rent expense under operating leases was approximately $140,000, $126,000 and $111,000, for the years ended December 31, 1999, 1998 and 1997.

(B) EMPLOYMENT AGREEMENTS

    In December 1999, the Company entered into five-year employment agreements with three of its officers. The employment agreements provide for minimum aggregate annual compensation of $380,000 for the years 2000 through 2004, as well as unspecified annual bonuses. The contracts increase 10% in each of the third, fourth and fifth years. Also, there is a one-year non-competition covenant that commences after termination of employment. All these employment contracts may be terminated or modified by the Company if it fails to complete an initial public offering of securities by June 30, 2000.

6. INCOME TAXES

    The years ended December 31, 1999, 1998 and 1997 includes the following components:

                                                            YEAR ENDED DECEMBER 31,
                                                          ----------------------------
                                                            1999      1998      1997
                                                            ----      ----      ----
Federal
    Current.............................................  $ 96,070   $52,056   $ 8,277
    Deferred............................................    16,205    16,089    (1,614)
State
    Current.............................................    24,957    16,046    15,283
    Deferred............................................    (2,323)    7,000     --
                                                          --------   -------   -------
                                                          $134,909   $91,191   $21,946
                                                          --------   -------   -------
                                                          --------   -------   -------

    The components of the deferred tax asset (liability) as of December 31, 1999 and 1998 are as follows:

                                                                1999       1998
                                                                ----       ----
Total deferred tax assets:
    Allowance for uncollectible accounts....................  $ 26,200   $ 21,000
    Accrued absences........................................    21,145     16,000
    Accrued warranty........................................    28,356      4,882
                                                              --------   --------
                                                                75,691     41,882
Deferred tax liability (non-current)
  Capitalized software development..........................   (89,000)   (80,902)
                                                              --------   --------
    Net Deferred Tax Liability..............................  $(13,309)  $(39,020)
                                                              --------   --------
                                                              --------   --------

                        INTEGCOM CORP. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1999

    The reconciliation of estimated income taxes attributed to operations at the United States statutory tax rate to reported provision for income taxes is as follows:

                                                            YEAR ENDED DECEMBER 31,
                                                          ----------------------------
                                                            1999      1998      1997
                                                            ----      ----      ----
Provision for taxes computed using statutory rate.......  $107,400   $60,100   $ 3,200
State taxes, net of Federal benefit.....................    19,000    10,600     1,700
Depreciation and amortization...........................    14,275     9,191    16,246
Other...................................................    (5,766)   11,300       800
                                                          --------   -------   -------
    Provision for Income Taxes..........................  $134,909   $91,191   $21,946
                                                          --------   -------   -------
                                                          --------   -------   -------

7. SHARE OFFERING

    In December 1999, pursuant to a letter of intent with Mason Hill & Co. to underwrite an initial public offering of its securities, the board of Directors authorized management to file a registration statement with the Securities and Exchange Commission to permit the Company to offer 1,000,000 units consisting of one share of common stock and one warrant to purchase one share of common stock (the 'Offering').

8. INCENTIVE STOCK OPTION PLAN

    On December 23, 1999, the directors and shareholders approved the adoption of an Incentive Stock Option Plan (the 'Plan'). Under the Plan, options to purchase a maximum of 500,000 shares of its common stock may be granted to officers and other key employees of the Company.

    The maximum term of any option is ten years, and the option price per share may not be less than the fair market value of the Company's shares at the date the option is granted. However, options granted to persons owning more than 10% of the voting shares will have a term not in excess of five years, and the option price will not be less than 110% of fair market value. Options granted to an optionee will usually vest 33 1/3% of each full year beginning on the first anniversary of the options grant subject to the discretion of the Compensation Committee of the Board of Directors.

    The plan will terminate at December 23, 2009 or on such earlier date as the board of directors may determine. Any option outstanding at the termination date will remain outstanding until it expires or is exercised in full, which ever occurs first.

    As of December 23, 1999, options to acquire an aggregate of 100,000 shares of common stock, all at an exercise price of 90% of the public offering price (see Note 8), had been granted under the Plan to key employees of the Company. None have been granted to Messrs. Henry, Witcosky and Massad, the three top executive officers. An optionee may exercise these options only if and to the extent that these options are vested at that time. At December 31, 1999, deferred compensation cost was recorded in the amount of the difference between the expected public offering price of $6.25 a share and $5.625 the expected exercise price or $0.625 per share. The deferred compensation cost of $62,500 will be charged against income over the three year vesting period.

    Under SFAS No. 123, the fair value of each option grant is estimated on the date of grant. The following weighted average assumptions were used for grants under the Plan in 1999 to allow for the computation of pro forma results of operations: volatility of 0%, dividend yield of 0%, risk-free interest rate of 6% and expected lives of 3 years. The fair value of the options granted during 1999 was $1.55 with an estimated exercise price of $6.25.

    If compensation cost for stock option grants had been determined based on the fair value on the grant dates for the year ended December 31, 1999 consistent with the method prescribed by SFAS No. 123, there would be no effect on net income. However, deferred compensation would have been $155,160.

                        INTEGCOM CORP. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1999

9. EMPLOYEE BENEFIT PLAN

    As of October 1, 1999, the Company began a 'Simple IRA' plan for all eligible employees wishing to contribute. An eligible employee is one that has $1,000 or more in compensation. The Company will match the employees contribution up to 3% of salary to a maximum of $6,000. The employee's contribution cannot exceed $6,000 in any one year.

10. RELATED PARTY TRANSACTIONS

    As of December 31, 1998, officers, shareholders and other related parties were owed $193,577, plus accrued interest of $100,346. During December, 1999 these loans plus accrued interest were repaid from the proceeds of the HUB bank line. (See note 4) Interest had been charged to income at the rate of 10% per annum. In the three years ended December 31, 1999, operations were charged $22,800, $23,000 and $23,000, respectively.

    In the 1990's, the Company orally agreed with former joint adventurer to repay his $50,000 loan to the Company, plus accrued interest of $35,000 and net repayments for product purchases and to extinguish any equity claims. It is ITC's position the joint adventurer was not entitled to nor demanded any equity. That agreement was finally memorialized in writing in December, 1999. Under this arrangement, two promissory notes were issued to that party totaling $128,685 at 10% interest due on December 1, 2003. (See Notes 4 and 12). Payments of these notes were guaranteed by Mr. Henry and Mr. Witcosky. In addition Mr. Witcosky paid the joint adventurer $40,000 to extinguish any equity claim despite the fact no shares were issued, paid for or demanded.

    On December 30, 1999, the two shareholders, Messrs. Henry and Witcosky each sold 80,000 shares of their InTegCom common stock for a total of 160,000 shares to Mr. Massad, an employee of the Company, for an aggregate of $24,000 under restrictive conditions involving his continued employment. 120,000 shares of Mr. Massad's purchase are being held in escrow to assure his continued employment with the Company. 40,000 shares will be released on each anniversary date of employment (December 31st). In case Mr. Massad resigns or is terminated for cause before his contract expires, he will forfeit whatever shares are still in escrow or in the event of death, his estate will receive that year's stock portion and 50% of what remains in escrow and the balance will revert equally to Mr. Henry and Witcosky.

    On or about the same date, Messrs. Henry and Witcosky each also transferred 20,000 of their InTegCom shares, totaling 40,000 shares to, John, Ray and Hartford Henry as a gift in appreciation of a favorable long-standing loan which has been repaid in full.

    Under a bank loan agreement between us and Hudson United Bank dated September 1, 1999, Mr. Henry and Mr. Witcosky have personally guaranteed up to $2,250,000 of ITC's potential indebtedness to the bank, plus accrued interest.

    Loans made by Messrs. Henry and Witcosky to ITC from 1989 to 1994 were converted into equity without the issuance of shares of common stock. Instead, these amounts were credited to paid-in-capital.

11. STOCKHOLDERS' EQUITY

    Common Stock -- Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Apart from preferences that may be applicable to any shares of preferred stock outstanding at the time, holders of our common stock are entitled to receive dividends ratably, if any, as may be declared from time to time by our board of directors out of funds legally available therefor. Upon the liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to receive ratably, the net assets available after the payment of all liabilities and liquidation preferences on any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock.

                        INTEGCOM CORP. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1999

    Additional Paid-In Capital and Deferred Compensation

    During 1999 there were changes in this account as follows:

                                                       ADDITIONAL
                                                        PAID-IN       DEFERRED
                                                        CAPITAL     COMPENSATION
                                                        -------     ------------
Balance December 31, 1998............................   $171,300        --
Deferred stock-based compensation....................     62,500      $(62,500)
                                                        --------      --------
    Balance December 31, 1999........................   $233,800      $ 62,500
                                                        --------      --------
                                                        --------      --------

12. SUPPLEMENTAL CASH FLOW DISCLOSURE

                                                           1999      1998       1997
                                                           ----      ----       ----
Cash paid for:
    Taxes paid.........................................  $132,200   $29,254   $ 50,873
    Interest paid......................................  $269,148   $93,537   $129,826

During 1999 the Company had the following non-cash transactions:
    Fixed assets that were fully depreciated were written off
      against accumulated depreciation........................    $ 19,399
A promissory note was issued in exchange for the following:
    Loan payable..............................................      50,000
    Accrued interest..........................................      35,000
    Joint venture liquidating damages.........................      43,685
                                                                  --------
                                                                  $128,685
                                                                  --------
                                                                  --------
During 1998 the Company financed the following equipment:
    Computer equipment by a capitalized lease.................    $ 38,002
    Equipment financed by installment loan....................      20,457
                                                                  --------
                                                                  $ 58,459
                                                                  --------
                                                                  --------

13. PRIOR PERIOD ADJUSTMENT

    The Company's financial statements as of December 31, 1998 and 1997 have been restated to reflect liabilities that existed for probable product warranty claims and compensated absences. The effect of the restatement is as follows:


                     FOR THE YEAR ENDED                       AS PREVIOUSLY
                     DECEMBER 31, 1998                          REPORTED      AS RESTATED
                     -----------------                          --------      -----------
Balance sheet:
    Other current assets....................................    $ 62,881       $ 96,881
    Accrued taxes and expenses..............................     207,590        235,996
    Deferred tax liability..................................      31,902         80,902
    Retained earnings.......................................     499,853        456,447
Statement of operations:
    Provision for income taxes..............................      76,191         91,191
    Net Income..............................................     105,475         85,590
    Earnings per share, basic and diluted...................    $    .03       $    .02
                                                                --------       --------
                                                                --------       --------


    Additionally, the shareholders' equity reflects a decrease in the Company's retained earnings of $39,662 at January 1, 1997.

                        INTEGCOM CORP. AND SUBSIDIARIES
            UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
                              AS OF MARCH 31, 2000



                           ASSETS
Current assets:
    Cash....................................................  $   81,367
    Accounts receivable -- net of allowance for doubtful
      accounts of $65,600...................................   2,221,460
    Inventory...............................................   1,369,926
    Other current assets....................................      39,460
                                                              ----------
            Total current assets............................   3,712,213
Property and equipment, net of depreciation of $629,258.....     272,350
Computer software product cost -- net of amortization of
  $233,322..................................................     224,849
Other assets................................................     370,480
                                                              ----------
                                                              $4,579,892
                                                              ----------
                                                              ----------

            LIABILIITES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable........................................  $1,359,189
    Accrued taxes and expenses..............................     111,909
    Long-term debt current portion..........................      27,536
    Capitalized lease obligations, current portion..........      22,898
    Customer deposits held..................................      20,768
                                                              ----------
            Total current liabilities.......................   1,542,300
Capitalized lease obligations, less current portion.........      18,920
Long-term debt, less current portion........................   2,192,282
Deferred tax liability......................................      89,000

Stockholders' equity:
    Preferred stock -- par value $.01
        Authorized 2,000,000 shares
        Issued None
    Common stock -- par value $.01
        Authorized 10,000,000 shares
        Issued and outstanding 4,000,000 shares.............      40,000
    Additional paid-in capital..............................     233,800
    Deferred compensation...................................     (57,292)
    Retained earnings.......................................     520,882
                                                              ----------
            Total shareholders' equity......................     737,390
                                                              ----------
                                                              $4,579,892
                                                              ----------
                                                              ----------



  See notes to unaudited interim condensed consolidated financial statements.

                        INTEGCOM CORP. AND SUBSIDIARIES
                          UNAUDITED INTERIM CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS



                                                                          FOR THREE MONTHS ENDED
                                                                                 MARCH 31,
                                                              -----------------------------------------------
                                                                       2000                     1999
                                                                       ----                     ----
Sales.......................................................        $1,677,163               $1,401,209
Cost of Sales...............................................         1,133,164                  953,142
                                                                    ----------               ----------
Gross Profit................................................           543,999                  448,067
                                                                    ----------               ----------
Operating expenses
    Selling, general and administrative.....................           719,298                  589,353
    Interest expense........................................            25,427                   17,736
                                                                    ----------               ----------
        Total operating expenses............................           744,725                  607,089
                                                                    ----------               ----------
    Loss before credit for income taxes.....................          (200,726)                (159,022)
Credit for income taxes.....................................           (84,305)                 (66,789)
                                                                    ----------               ----------
Net (loss)..................................................        $ (116,421)              $  (92,233)
                                                                    ----------               ----------
                                                                    ----------               ----------
Basic and diluted earnings per common share:
    Basic loss per common share.............................        $    (0.03)              $    (0.03)
                                                                    ----------               ----------
                                                                    ----------               ----------
    Weighted average common shares..........................         4,000,000                4,000,000
    Diluted loss per common share...........................        $    (0.03)              $    (0.03)
                                                                    ----------               ----------
                                                                    ----------               ----------
    Weighted average diluted shares outstanding.............         4,100,000                4,100,000
                                                                    ----------               ----------
                                                                    ----------               ----------



  See notes to unaudited interim condensed consolidated financial statements.

                        INTEGCOM CORP. AND SUBSIDIARIES
                          UNAUDITED INTERIM CONDENSED
                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                          FOR THREE MONTHS ENDED
                                                                                 MARCH 31,
                                                              -----------------------------------------------
                                                                       2000                     1999
                                                                       ----                     ----
Cash Flows and Operating Activities:
    Net loss for the quarter................................        $(116,421)               $ (92,233)
    Adjustments to reconcile net income to net cash provided
      by (applied to) operating activities:
        Depreciation and amortization.......................           40,000                   23,842
        Amortization of deferred compensation...............            5,208
        Changes in operating assets and liabilities:
            Accounts receivable.............................          (77,942)                 220,099
            Inventory.......................................         (667,658)                (399,758)
            Other assets....................................         (173,863)                 102,563
            Accounts payable................................          528,608                  393,319
            Accrued taxes and expenses......................         (203,030)                (115,801)
            Other liabilities...............................           (5,132)
            Customer deposits held..........................                                  (150,000)
                                                                    ---------                ---------
                Net cash used in operating activities.......         (670,230)                 (17,969)
                                                                    ---------                ---------
Cash Flows from Investing Activities:
    Computer software development costs.....................          (22,000)                 (23,500)
    Purchase of property and equipment and leasehold
      improvements..........................................          (21,576)                  (1,978)
                                                                    ---------                ---------
        Cash used in investing activities...................          (43,576)                 (25,478)
                                                                    ---------                ---------
Cash Flows from Financing Activities
    Proceeds of bank credit lines...........................          700,000
    Repayments against bank credit lines....................          (38,779)                 (36,868)
    Repayment of loans from officers and others.............                                   (80,902)
    Capitalized lease obligation payments...................           (6,111)                 (32,129)
                                                                    ---------                ---------
        Cash provided by financing activities...............          655,110                 (149,899)
    Net cash decrease.......................................          (58,696)                (193,346)
    Cash -- beginning.......................................          140,063                  196,711
                                                                    ---------                ---------
    Cash -- ending..........................................        $  81,367                $   3,365
                                                                    ---------                ---------
                                                                    ---------                ---------



  See notes to unaudited interim condensed consolidated financial statements.

                        INTEGCOM CORP. AND SUBSIDIARIES
                      NOTES TO UNAUDITED INTERIM CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS
                       THREE MONTHS ENDED MARCH 31, 2000



1. BASIS OF PRESENTATION



    The unaudited interim condensed consolidated financial statements of IntegCom Corp and its wholly-owned subsidiaries (the 'Company') as of March 31, 2000 and for the three month periods ended March 31, 2000 and 1999, respectively, have been prepared in accordance with generally accepted accounting principles. In the opinion of management, such information contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for such periods. Certain prior year amounts have been reclassified to conform to the current presentation. All intercompany transactions and balances have been eliminated. The results of operations for the quarter ended March 31, 2000 are not necessarily indicative of the results to be expected for the full fiscal year ending December 31, 2000.



    Certain information and disclosures normally included in the notes to the consolidated financial statements have been condensed or omitted as permitted by the rules and regulations of the Securities and Exchange Commission, although the Company believes the disclosure is adequate to make the information presented not misleading. The accompanying unaudited financial statements should be read in conjunction with the financial statements of the Company for the year ended December 31, 1999.



2. INVENTORIES



    Inventory quantities are based on our book records for the quarter-end. Inventories are stated at the lower of cost or market on a first-in first-out ('FIFO') basis.



    Inventories at March 31, 2000 and 1999 consist of the following:



                                                       2000         1999
                                                       ----         ----
Parts.............................................  $  401,840   $  465,365
Work-in Process...................................     968,086      743,602
                                                    ----------   ----------
                                                    $1,369,926   $1,208,967
                                                    ----------   ----------
                                                    ----------   ----------



3. INCOME TAXES



    The Company's effective tax rate in the first quarters of 2000 and 1999 was 40%. A deferred tax asset was recorded in each first quarter for amounts expected to be recovered by offsetting provision in future quarters.



4. LONG-TERM DEBT



    As indicated in the notes to our year financial statements, we have two lines of credit with Hudson United Bank.



    As of March 31, 2000 these lines are summarized as follows:



                                   AMOUNT OF FACILITY   BALANCE DUE   UNUSED LINE
                                   ------------------   -----------   -----------
Revolving line...................      $2,000,000       $1,900,000     $100,000
Equipment line...................         250,000          199,913       50,087
                                       ----------       ----------     --------
                                       $2,250,000       $2,099,913     $150,087
                                       ----------       ----------     --------
                                       ----------       ----------     --------

                        INTEGCOM CORP. AND SUBSIDIARIES
                      NOTES TO UNAUDITED INTERIM CONDENSED
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                       THREE MONTHS ENDED MARCH 31, 2000


5. SEGMENT INFORMATION



    As indicated in our annual financial statements, we have only one reportable segment. However, sales to local government agencies were 19% and 21% of sales for the three months ended March 31, 2000 and 1999, respectively.



6. SUPPLEMENTAL CASH FLOW DISCLOSURE



                                                               FOR THREE MONTHS ENDED
                                                                      MARCH 31,
                                                   -----------------------------------------------
                                                            2000                     1999
                                                            ----                     ----
Cash paid for:
    Taxes paid...................................         $     0                  $     0
    Interest paid................................         $25,427                  $17,736

                     MOBILE TRANSIT VIDEO SURVEILLANCE SYSTEM





[Description of Photograph -- "Actual interior shots of people riding in a municipal bus as digitally recorded on an installed InTegCom system, a photograph of its mobile digital video recorder, and a shot of the exterior of a municipal bus."]

    We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this prospectus is current only as of the date of this prospectus.


                                 INTEGCOM CORP.
                                1,000,000 UNITS
                 CONSISTING OF 1,000,000 SHARES OF COMMON STOCK
                             AND 1,000,000 WARRANTS
                             MASON HILL & CO., INC.
                                 JUNE   , 2000


    You should rely only on the information contained in this document or to those which we have referred you. We have not authorized anyone to provide you with any other information. This document may be used only where it is legal to sell these securities. The information in this document may not be accurate after the date on its cover.


    Until July   , 2000 (25 days after the date of this prospectus) all dealers that buy, sell or trade these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Registrant's Board of Director has authorized it to provide a general indemnification to its officers, directors, employees and agents regarding any claims or liabilities incurred in the course of their employment. In addition, its certificate of incorporation and by-laws provide for such indemnification.

    The Registrant was organized as a corporation in the state of Delaware on November 18, 1999. The Delaware General Corporation Law ('DGCL') provides that each officer, director, employee and agent of the Registrant shall be indemnified by it against certain costs, expenses and liabilities which he or she may incur in his or her capacity as such.

    Section #145 of DGCL -- 'Indemnification of Officers, Directors, Employees and Agents; Insurance' provides:

        '(a) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

        (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

        (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

        (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

        (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

        (h) For purposes of this section, references to 'the corporation' shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

        (i) For purposes of this section, references to 'other enterprises' shall include employee benefit plans; references to 'fines' shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to 'serving at the request of the corporation' shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner 'not opposed to the best interests of the corporation' as referred to in this section.

        (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit to the heirs, executors and administrators of such a person.'

        (k) the Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

ITEM 25. OTHER EXPENSES OF INSURANCE AND DISTRIBUTION*

Registration fee............................................  $  5,799
NASD filing fee.............................................  $  3,086
Blue Sky fees and expenses..................................  $ 55,000
NASDAQ listing fee..........................................  $ 15,000
Boston Stock Exchange listing fee and expenses..............  $ 21,000
Representative's Non-accountable expense allowance..........  $190,500**
Legal fees and expenses.....................................  $275,000***
Accounting fees and expenses................................  $ 60,000
Printing and engraving......................................  $ 70,000
Miscellaneous...............................................  $ 19,615
                                                              --------
    Total...................................................  $715,000
                                                              --------
                                                              --------

---------

  * All expenses will be paid by Registrant and, other than the non-accountable expense allowance, are estimated.

 ** if the Underwriters' over-allotment option is exercised in full, this amount will increase.

*** May be discounted if offering not completed.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

    On November 30, 1999, Registrant issued an aggregate of 4,000,000 shares of its common stock, par value $.01 per share, to James E. Henry and Irvin F. Witcosky in exchange for all their shareholdings in HBE Acquisition Corp. (1,000 shares), HBE Central Management, Inc. (100 shares), and Viscom Products, Inc. (1,010 shares), which are now wholly-owned subsidiaries of Registrant. This transaction was done in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

ITEM 27. EXHIBITS

    The following is a list of exhibits filed as part of this Registration
Statement:


EXHIBIT                                                                   METHOD
NUMBER                    DESCRIPTION OF DOCUMENT                       OF FILING
------                    -----------------------                       ---------
 1.1    -- Underwriting Agreement...................................        *
 1.2    -- Selected Dealer Agreement................................        *
 1.5    -- Form of Representative's Warrants to purchase Shares.....        *
 3.1    -- Certificate of Incorporation of Registrant...............        *
 3.2    -- By-laws of the Registrant................................        *
 4.1    -- Specimen Common Stock Certificate of Registrant..........        *
 4.2    -- Warrant Certificate and Warrant Agreement of
          Registrant................................................        *
 5.1    -- Counsel's Opinion re: legality of securities.............        *
10.1    -- Employment Agreement between Registrant and James E.
          Henry.....................................................        *
10.2    -- Employment Agreement between Registrant and Irvin F.
          Witcosky..................................................        *
10.3    -- Employment Agreement between Registrant and Louis
          Massad....................................................        *
10.4    -- 1999 Incentive Stock Option Plan and form of Stock Option
          Agreement.................................................        *

EXHIBIT                                                                   METHOD
NUMBER                    DESCRIPTION OF DOCUMENT                       OF FILING
------                    -----------------------                       ---------
10.6    -- Original Office Lease and Amendments between Registrant
          and Midland Holding Co., Inc. (Saddle Brook, NJ)..........        *
10.7    -- Office Lease between Registrant and Eagle-DFW, Inc.
          (Grand Prairie, Texas)....................................        *
10.8    -- Sales Agreement between Registrant and Mavix, Ltd........        *
10.9    -- Authorized Reseller Agreement between Registrant and
          Lenel Systems International, Inc..........................        *
10.11   -- Form of OEM Agreement between Registrant and Sungjin C&C,
          Ltd.......................................................        *
10.12   -- NYC Transit Agreement....................................        *
16.     -- Change of Accountants' Letter............................        *
23.1    -- Consent of Independent Certified Public Accountants......
23.3    -- Consent of Counsel (to be included in its opinion to be
          filed as Exhibit 5.1).....................................        *
27.     -- Financial Data Schedule..................................        *


---------

*  Previously Filed

ITEM 28. UNDERTAKINGS

    Registrant hereby undertakes:

    (1) To provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriting Agreement to permit prompt delivery to each purchaser.

    (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and has authorized this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, in the Town of Saddle Brook, New Jersey on May 22, 2000.


                                          INTEGCOM CORP.


                                          By:       /s/ JAMES E. HENRY
                                              ..................................
                                                       JAMES E. HENRY
                                                          PRESIDENT


    In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.


                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
          /s/ JAMES E. HENRY                President, Chief Executive               May 22, 2000
 .........................................    Officer and Director
             (JAMES E. HENRY)

        /s/ (IRVIN F. WITCOSKY)             Executive Vice President,                May 22, 2000
 .........................................    Secretary and Director
           (IRVIN F. WITCOSKY)

          /s/ (LOUIS MASSAD)                Vice President, Treasurer,               May 22, 2000
 .........................................    Chief Financial Officer and
              (LOUIS MASSAD)                  Director

         /s/ (LEROY KIRCHNER)               Director                                 May 22, 2000
 .........................................
             (LEROY KIRCHNER)

        /s/ (C. JAY PELLICONI)              Director                                 May 22, 2000
 .........................................
            (C. JAY PELLICONI)